UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Biogen Idec Inc.

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

Biogen Idec Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2009

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Biogen Idec Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on [     ], [     ], 2009 at [     ] for the following purposes:

1. To elect four of the nominees identified in this Proxy Statement to our Board of Directors to serve for a three-year term ending at the annual meeting of stockholders in 2012. Our Board of Directors’ nominees are Lawrence C. Best, Alan B. Glassberg, Robert W. Pangia and William D. Young.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To approve amendments to our bylaws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard.

4. To vote on a proposal from certain entities affiliated with Carl C. Icahn (the “Icahn Entities”) to amend our bylaws to fix the size of the Board of Directors at 13 members and remove the Board’s ability to change the size of the Board (the “Icahn Bylaw Proposal”).

5. To vote on a proposal from the Icahn Entities requesting that our Board of Directors take the necessary steps to propose for stockholder approval that we reincorporate from Delaware to North Dakota and elect to be subject to the North Dakota Publicly Traded Corporations Act (the “Icahn North Dakota Proposal,” together with the Icahn Bylaw Proposal, the “Icahn Proposals”).

6. To transact such other business as may be properly brought before the meeting and any adjournments.

Only Biogen Idec stockholders of record at the close of business on [     ], 2009 will be entitled to vote at the meeting.

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the meeting in person, we urge you to vote as promptly as possible by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee.

Please note that the Icahn Entities have provided notice that they intend to nominate their own slate of four nominees for election as directors, submit the Icahn Proposals and solicit proxies for use at the annual meeting of stockholders to vote in favor of their own slate in opposition to Item 1 above and in favor of the Icahn Proposals. We do not believe this is in your best interest. You may receive proxy solicitation materials from the Icahn Entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

If you have any questions or require any assistance with voting your shares, please contact:

INNISFREE M&A INCORPORATED
STOCKHOLDERS CALL TOLL FREE: 877-750-5836
BANKS AND BROKERS CALL COLLECT: 212-750-5833

BY ORDER OF OUR BOARD OF DIRECTORS

Susan H. Alexander
Secretary

Cambridge, Massachusetts
[DATE]

Biogen Idec Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2009
AT 9:00 A.M., LOCAL TIME

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We are sending you this Proxy Statement and the accompanying proxy card because the Board of Directors of Biogen Idec Inc. (“Biogen Idec” or the “Company”) is soliciting your proxy to vote at our 2009 annual meeting of stockholders (the “Annual Meeting”) to be held at [     ] on [     ], 2009 at 9:00 a.m., local time. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information that you need to know to vote at the Annual Meeting.

Our 2008 Annual Report is being mailed with this Proxy Statement. The Notice of Annual Meeting, this Proxy Statement and our 2008 Annual Report are available online at http://investor.biogenidec.com.

The Company has received notice from certain entities affiliated with Carl C. Icahn, namely, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the “Icahn Entities”) of their intention to nominate Alexander J. Denner, Richard C. Mulligan, Thomas F. Deuel and David Sidransky (collectively, the “Icahn Nominees”) for election to the Company’s Board of Directors at the Annual Meeting. The Icahn Entities have also indicated their intention to submit two proposals at the Annual Meeting (the “Icahn Proposals”). The first Icahn Proposal (the “Icahn Bylaw Proposal”) is to amend the Second Amended and Restated Bylaws of Biogen Idec (the “Bylaws”) in order to fix the number of directors at 13 and eliminate the power of the Board of Directors to fix the number of directors, as more fully described on page 19. The second Icahn Proposal (the “Icahn North Dakota Proposal”) is to request that the Board of Directors of Biogen Idec take the necessary steps to propose for stockholder approval that the Company reincorporate from Delaware to North Dakota and elect to be subject to the North Dakota Publicly Traded Corporations Act (the “North Dakota Law”), as more fully described beginning on page 20.

The Icahn Nominees have NOT been endorsed by our Board of Directors. We urge stockholders NOT to vote any proxy card that you may receive from the Icahn Entities. Our Board of Directors urges you to vote FOR our nominees for director, Lawrence C. Best, Alan B. Glassberg, Robert W. Pangia and William D. Young.

We are not responsible for the accuracy of any information provided by or relating to the Icahn Entities contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Entities or any other statements that the Icahn Entities may otherwise make. The Icahn Entities choose which stockholders receive their proxy solicitation materials.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of [     ], 2009 (the “Record Date”) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, [     ] shares of common stock were outstanding and entitled to vote. We are mailing this Proxy Statement and the accompanying WHITE proxy card on or about [     ], 2009 to all stockholders of record as of the Record Date, entitled to notice of and to vote at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices located at 10 Cambridge Center, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations department at (617) 679-2812.

Please note that attendance at the Annual Meeting will be limited to stockholders of Biogen Idec as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Biogen Idec stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. The

Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described on page 3 (under “How can I change my vote?”).

How do proxies work?

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct when you vote by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. You may vote for all, some, or none of our director nominees. You may also vote for or against the other item(s) or abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, for the amendments to our Bylaws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard, against the Icahn Bylaw Proposal and against the Icahn North Dakota Proposal.

If your shares are held through a bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

To make sure that your shares are represented, we urge you to vote as promptly as possible by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

If you are a registered stockholder (also called a “record holder”), there are four ways to vote:

•	By calling the toll-free telephone number indicated on your WHITE proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded;

•	By going to the Internet website indicated on your WHITE proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded;

•	By signing, dating and returning the accompanying WHITE proxy card in the postage-paid envelope provided; or

•	By written ballot at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at (617) 679-2812.

If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a WHITE voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed.

At the Annual Meeting, we will pass out ballots to anyone who wishes to vote in person. If you hold your shares in “street name,” you must request a legal proxy from your bank, broker or other nominee to vote by ballot at the Annual Meeting.

What should I do if I receive a proxy card from the Icahn Entities?

The Icahn Entities have provided notice that they intend to nominate their own slate of four nominees for election as directors, submit the Icahn Proposals and solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to Item 1 above and in favor of the Icahn Proposals. You may receive proxy solicitation materials from the Icahn Entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

What does it mean if I receive more than one proxy card?

If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please use the WHITE proxy card to vote by telephone or by Internet or sign, date and return a WHITE proxy card for each account.

As previously noted, the Icahn Entities have provided notice that they intend to nominate their own slate of four nominees for election as directors at the Annual Meeting, submit the Icahn Proposals and solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to Item 1 above and in favor of the Icahn Proposals. As a result, you may receive proxy cards from both the Icahn Entities and Biogen Idec. To ensure stockholders have Biogen Idec’s latest proxy information and materials to vote, our Board of Directors expects to conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest dated proxy card you vote will be counted.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by re-voting by telephone or by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

Who should I call if I have any questions?

If you have any questions, or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated
Stockholders Call Toll Free: 877-750-5836
Banks and Brokers Call Collect: 212-750-5833

How can I change my vote?

You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do this by:

•	Re-voting by telephone or by Internet as instructed above. Only your latest telephone or Internet vote will be counted.

•	Signing and dating a new proxy card or voting instruction form and submitting it as instructed above. Only your latest proxy card or voting instruction form will be counted.

•	If your shares are registered in your name, delivering timely written notice of revocation to the Secretary, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142.

•	Attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Only your latest vote, in whatever form, will be counted.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as contested director elections or stockholder proposals (i.e. the Icahn Proposals). For brokerage accounts that are sent proxy materials by the Icahn Entities, all items on the proxy card will be considered non-routine matters. Thus, if you hold your shares in “street name” and the Icahn Entities provide you with proxy solicitation materials through your broker, your broker will not be able to vote your shares unless you provide instructions as to how your shares are to be voted. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your broker to ensure that your shares are voted on your behalf.

Will my shares be counted if I do not vote?

If you are a record holder and do not vote by telephone or by Internet or by signing and returning a proxy card, your shares will not be voted.

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, as the record holder of the shares, your bank, broker or other nominee is required to vote those shares in accordance with your instructions. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). For those brokerage accounts not solicited by the Icahn Entities, Proposals 1, 2 and 3 are “discretionary” items and Proposals 4 and 5 are “non-discretionary” items. For those brokerage accounts solicited by the Icahn Entities, all items on the agenda will be considered “non-discretionary” items. Thus, if you hold your shares in “street name” and the Icahn Entities provide you with proxy solicitation materials through your broker, your broker will not be able to vote your shares unless you provide instructions as to how your shares are to be voted. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described above (under “How do I vote?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

•	Election of Directors. The four nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors.

•	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009, the Finance and Audit Committee of our Board of Directors will reconsider its selection.

•	Approval of Bylaw Amendments to Implement Majority Voting in Uncontested Director Elections. The affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve amendments to the Company’s Bylaws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. Abstentions and broker non-votes, if any, will have the effect of votes against this proposal.

•	The Icahn Bylaw Proposal. The affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Icahn Bylaw Proposal. Abstentions and broker non-votes, if any, will have the effect of votes against this proposal.

•	The Icahn North Dakota Proposal. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the Icahn North Dakota Proposal. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote. Because the Icahn North Dakota Proposal presents a non-binding resolution, we will not be required to take the requested action if the proposal is approved, although our Board of Directors will reevaluate its recommendation concerning the proposal if it is approved.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the Annual Meeting?

We will publish final voting results in our Quarterly Report on Form 10-Q for the [          ] quarter of 2009, which we plan to file with the Securities and Exchange Commission (“the SEC”) by [          ], 2009. You may request a copy of the Form 10-Q by writing to Investor Relations, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142. You will also be able to find a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.biogenidec.com.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held at 9:00 a.m., local time, on [  ], 2009: The Notice of Annual Meeting, this Proxy Statement and our 2008 Annual Report are available online at http://investor.biogenidec.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of 13 members, divided into two classes of four and one class of five, each serving staggered three-year terms, as follows:

•	Class 1 directors (terms expire in 2010) — Marijn E. Dekkers, Nancy L. Leaming, James C. Mullen, Brian S. Posner and Bruce R. Ross (Chairman).

•	Class 2 directors (terms expire in 2011) — Stelios Papadopoulos, Cecil B. Pickett, Lynn Schenk and Phillip A. Sharp.

•	Class 3 directors (terms expire at this meeting) — Lawrence C. Best, Alan B. Glassberg, Robert W. Pangia and William D. Young.

The terms of our Class 3 directors expire at this Annual Meeting. If re-elected, Messrs. Best, Pangia and Young and Dr. Glassberg will hold office until the annual meeting of stockholders in 2012 and until their successors are duly elected and qualified unless they resign or are removed.

If any of our nominees is unable or unwilling to accept nomination or election, the shares represented by the enclosed WHITE proxy card will be voted for the election of such other person as our Board of Directors may recommend. We know of no reason why any nominee would be unable or unwilling to accept nomination or election. All nominees have consented to be named in this Proxy Statement and to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF LAWRENCE C. BEST, ALAN B. GLASSBERG, ROBERT W. PANGIA AND WILLIAM D. YOUNG.

Information about our Directors

Prior to the merger with Biogen, Inc. in November 2003 (the “Merger”), we were known as IDEC Pharmaceuticals Corporation. References to “our” or “us” in the following biographical descriptions include Biogen Idec and the former IDEC Pharmaceuticals Corporation.

Information about our Nominees for Election as Class 3 Directors — Terms Expire in 2009

Lawrence C. Best (age 59)	Mr. Best is Chairman and Founder of OXO Capital LLC, a privately-held investment company. Mr. Best was formerly the Chief Financial Officer of Boston Scientific Corporation, a medical device company, from 1992 until June 2007, and retired in July 2007 as an Executive Vice President. From 1981 to 1992, Mr. Best served as Senior Partner with Ernst & Young. From 1979 to 1981, Mr. Best served as a Professional Accounting Fellow in the Office of the Chief Accountant at the SEC.

Mr. Best has served as one of our directors since the Merger and served as a director of Biogen, Inc. from February 2003 until the Merger. He is also a director of Haemonetics Corporation, a provider of blood processing products and services.

Alan B. Glassberg, M.D. (age 72)	Dr. Glassberg is a venture partner and member of the Scientific Advisory Board of Bay City Capital, a firm which manages investment funds in the life sciences industry. Dr. Glassberg has been associated with Bay City Capital since August 2006. Dr. Glassberg served as Chief Medical Officer of Poniard Pharmaceuticals, Inc., a biopharmaceutical company, from July 2006 to March 2007, and currently serves as a consultant to Poniard Pharmaceuticals and as a member of its Clinical Advisory Board. Dr. Glassberg retired from the University of California San Francisco in June 2006, where he had served in various capacities since 1970, including as Associate Director of Clinical Care, from 1997 to June 2006, and Director of General Oncology, from 1994 to 1996, at the University of California San Francisco Comprehensive Cancer Center.

Dr. Glassberg has served as one of our directors since 1997.

Robert W. Pangia (age 57)	Mr. Pangia is a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, a position he has held since February 2003. In October 2007 he became Chief Executive Officer of Highlands Acquisition Corp., an AMEX-traded special purpose acquisition company. From 1996 to February 2003, he was self-employed as an investment banker. From 1987 to 1996, Mr. Pangia held various senior management positions at PaineWebber, including Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, member of the board of directors of PaineWebber, Inc., Chairman of the board of directors of PaineWebber Properties, Inc., and member of PaineWebber’s executive and operating committees, chair of its equity commitment committee and member of its debt commitment committee.

Mr. Pangia has served as one of our directors since 1997. He is also a director of McAfee, Inc., a security technology company.

William D. Young (age 64)	Mr. Young is Chairman and Chief Executive Officer of Monogram Biosciences, Inc., a provider of molecular diagnostic products. Mr. Young has served as Chief Executive Officer of Monogram Biosciences since 1999 and Chairman of the Board since 1998. From 1997 to 1999, he served as Chief Operating Officer of Genentech, Inc. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. He was promoted to various positions and in 1997 became Chief Operating Officer taking on the responsibilities for all development, operations, and sales and marketing activities. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co. for 14 years.

Mr. Young has served as one of our directors since 1997. He is also a director of Monogram Biosciences, Inc. and Theravance, Inc., a biopharmaceutical development company.

Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology and received an Honorary Doctorate in Engineering from Purdue University in 2000.

Class 1 Directors — Terms expire in 2010

Marijn E. Dekkers, Ph.D. (age 51)	Dr. Dekkers is President and Chief Executive Officer of Thermo Fisher Scientific Inc., a provider of scientific equipment and services, and has served in that position since the merger of Thermo Electron Corporation and Fisher Scientific International in November 2006. Prior to that merger, Dr. Dekkers was President and Chief Executive Officer of Thermo Electron Corporation, a position he had held since November 2002. He served as President and Chief Operating Officer of Thermo Electron Corporation from July 2000 to November 2002. Prior to joining Thermo Electron Corporation, Dr. Dekkers held various positions of increasing responsibility at Honeywell International Inc. (formerly AlliedSignal Inc.) and General Electric Company.

Dr. Dekkers has served as one of our directors since May 2007. Dr. Dekkers is also a director of Thermo Fisher Scientific.

Nancy L. Leaming (age 61)	Ms. Leaming is an independent consultant and was the Chief Executive Officer and President of the Tufts Health Plan, a provider of healthcare insurance, from June 2003 to June 2005. Prior to being Chief Executive Officer, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer from 1997 to June 2003, Chief Operating Officer from 1995 to 1997 and Chief Operating Officer/Chief Financial Officer from 1986 to 1995.

Ms. Leaming has served as one of our directors since January 2008. Ms. Leaming currently serves as Vice Chair of the Board of the American Red Cross of Massachusetts Bay and as a director of Hologic, Inc., a provider of diagnostic and surgical products, Edgewater Technology, Inc., a technology management consulting firm, the Massachusetts Taxpayer Foundation and the Boston Chamber of Commerce.

James C. Mullen (age 50)	Mr. Mullen is our Chief Executive Officer and President and has served in these positions since the Merger. He was Chairman of the Board and Chief Executive Officer of Biogen, Inc. until the Merger. He was named Chairman of the Board of Biogen, Inc. in July 2002, after being named Chief Executive Officer and President of Biogen, Inc. in June 2000. Mr. Mullen joined Biogen, Inc. in 1989 as Director, Facilities and Engineering. He was named Biogen, Inc.’s Vice President, Operations in 1992. From 1996 to 1999, Mr. Mullen served as Vice President, International of Biogen, Inc., with responsibility for building all Biogen, Inc. operations outside North America. From 1984 to 1988, Mr. Mullen held various positions at SmithKline Beckman Corporation (now GlaxoSmithKline plc).

Mr. Mullen has served as one of our directors since the Merger and served as a director of Biogen, Inc. from 1999 until the Merger. Mr. Mullen is a member of the board of directors and executive committee of the Biotechnology Industry Organization (BIO), and is a former chairman of BIO. He is also a director of PerkinElmer, Inc., a health sciences and photonics company.

Brian S. Posner (age 47)	Brian S. Posner is a private investor. From November 2005 to March 2008, Mr. Posner served as Chief Executive Officer and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company. Prior to joining ClearBridge Advisors, Mr. Posner was a co-founder and the Managing Partner of Hygrove Partners LLC, an alternative asset management company formed in June 2000. He served as a portfolio manager and an analyst at Fidelity Investments from 1987 to 1996. From 1997 to 1999, Mr. Posner was a senior executive at Warburg Pincus Asset Management and its successor firm, Credit Suisse Asset Management, where he held a number of roles including co-Chief Investment Officer, portfolio manager and member of the Executive Operating Committee.

Mr. Posner has served as one of our directors since July 2008. He is also a trustee at Northwestern University.

Bruce R. Ross (Chairman) (age 68)	Mr. Ross is President of Cancer Rx, a health care consulting firm he founded in 1994. From 1994 to 1997, Mr. Ross was Chief Executive Officer of the National Comprehensive Cancer Network, an association of twenty of the largest cancer centers in the United States. He previously held senior management positions during a 27-year career at Bristol-Myers Squibb, including Senior Vice President, Policy, Planning and Development, Bristol-Myers Squibb Pharmaceutical Group and President, Bristol-Myers Squibb U.S. Pharmaceutical Group.

Mr. Ross has served as Chairman of the Board of Directors since December 2005 and has served as one of our directors since 1997.

Class 2 Directors — Terms Expire in 2011

Stelios Papadopoulos, Ph.D. (age 60)	Dr. Papadopoulos retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Inc., where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. Dr. Papadopoulos is affiliated with New York University Medical Center as an Adjunct Associate Professor of Cell Biology.

Dr. Papadopoulos has served as one of our directors since July 2008. Dr. Papadopoulos is a co-founder and Chairman of the Board of Exelixis, Inc., a drug discovery and development company, and a co-founder and member of the board of directors of both Anadys Pharmaceuticals, Inc., a drug discovery and development company, and Cellzome, Inc., a privately held drug discovery company. He is also a member of the board of directors of Joule Biotechnologies, Inc. and vice-chairman of the board of directors of BG Medicine, Inc., both privately-held life sciences companies. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke University Medical Center and a member of the board of directors of the National Marrow Donor Program.

Cecil B. Pickett, Ph.D. (age 63)	Dr. Pickett has served as our President, Research and Development and as one of our directors since September 2006. Prior to joining Biogen Idec, Dr. Pickett was Corporate Senior Vice President of Schering-Plough Corporation, a pharmaceutical company, and President of Schering-Plough Research Institute, the pharmaceutical research unit of Schering-Plough Corporation, from March 2002 to September 2006. Prior to that, Dr. Pickett was Executive Vice President of Discovery Research at Schering-Plough Corporation from 1993 to March 2002.

Dr. Pickett is a member of the Institute of Medicine of the National Academy of Sciences and is a director of Zimmer Holdings, Inc., an orthopedic device company.

Lynn Schenk (age 64)	Ms. Schenk is an attorney and consultant in private practice with extensive public policy and business experience. She served as Chief of Staff to the Governor of California from 1999 to November 2003. She also served as a member of the United States House of Representatives from 1993 to 1995, representing California’s 49th District, and served as the California Secretary of Business, Transportation and Housing from 1980 to 1983.
Ms. Schenk has served as one of our directors since 1995. She is also a member of the Board of Trustees of The Scripps Research Institute, a director of Sempra Energy, a Fortune 500 energy services and development company, and a member of the board of the California High Speed Rail Authority.

Phillip A. Sharp, Ph.D. (age 64)	Dr. Sharp is Institute Professor, the highest academic rank, at the Massachusetts Institute of Technology, a position he has held since 1999. He is also a faculty member in the Department of Biology and the Koch Institute for Integrative Cancer Research. Dr. Sharp was the founding Director of the McGovern Institute for Brain Research at the Massachusetts Institute of Technology and served in that position from February 2000 to September 2004. From 1991 to 1999, Dr. Sharp served as Head of the Department of Biology at the Massachusetts Institute of Technology. From 1985 to 1991, Dr. Sharp served as Director of the Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology.

Dr. Sharp has served as one of our directors since the Merger, co-founded Biogen, Inc. in 1978, and served as a director of Biogen, Inc. from 1982 until the Merger. Dr. Sharp is also a director of Magen BioSciences, Inc., a pharmaceutical development company focused on dermatological disorders, and co-founder, director and Chairman of the Scientific Advisory Board of Alnylam Pharmaceuticals, Inc., a biopharmaceutical development company.

Dr. Sharp is a Nobel Laureate and a recipient of the National Medal of Science.

Corporate Governance

Corporate Governance Principles and Related Documents.  Our Corporate Governance Principles are posted on www.biogenidec.com in the “Company” section under “Corporate Governance.” Also posted on www.biogenidec.com under “Corporate Governance” are the charters of the Compensation and Management Development, Corporate Governance, Finance and Audit, and Transaction Committees of our Board of Directors and our Finance and Audit Committee Practices which describe the key practices utilized by the Finance and Audit Committee in undertaking its functions and responsibilities.

Director Independence

Board of Directors.  Our Board of Directors has determined that all of our directors and nominees for director, other than Mr. Mullen, our Chief Executive Officer and President, and Dr. Pickett, our President of Research and Development, satisfy the independence requirements of The NASDAQ Stock Market, Inc., or NASDAQ. Our independent directors also included Thomas F. Keller, who retired from our Board of Directors following our 2008 annual meeting of stockholders. In determining that Dr. Dekkers is independent, our Board of Directors considered that while Thermo Fisher Scientific is a supplier to Biogen Idec, the volume of business between the two companies amounts to less than 1% of the revenues of each company, and Dr. Dekkers owns less than 1% of the stock of Thermo Fisher Scientific. In determining that Dr. Glassberg is independent, our Board of Directors considered the fact that during 2006 Dr. Glassberg accepted a position as medical director at a company that is a potential competitor of the Company, but with which the Company has no transactions or arrangements. In determining that Dr. Papadopoulos is independent, our Board of Directors considered the fact that Dr. Papadopoulos is a director and co-founder of three companies that are potential competitors of the Company, but with which the Company has no transactions or arrangements, and that Dr. Papadopoulos is affiliated with three organizations that received payments for services or charitable contributions from Biogen Idec during the past three years that amounted to less than $200,000 each year. In determining that Dr. Sharp is independent, our Board of Directors evaluated a September 2006 transaction involving a collaboration agreement with Alnylam Pharmaceuticals, Inc. related to the discovery and development of RNAi therapeutics for the potential treatment of progressive multifocal leukoencephalopathy. Dr. Sharp is a founder and director of Alnylam Pharmaceuticals, but he is not an executive officer or significant stockholder. Dr. Sharp did not participate in our Board’s discussion and vote on the Alnylam Pharmaceuticals agreement, nor was he involved in the transaction on Alnylam Pharmaceutical’s behalf.

Committees.  The committees of our Board of Directors consist solely of independent directors, as defined by NASDAQ. The members of our Finance and Audit Committee also meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to members of the Finance and Audit Committee. Our Board has identified Ms. Leaming and Mr. Best as our audit committee financial experts. In addition, all of the members of our Compensation and Management Development Committee are “non-employee directors”

within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The composition of the committees is set forth below under “Information about our Board of Directors and its Committees — Composition of Committees and Information about Meetings.”

Meetings of Independent Directors; Independent Chairman.  Independent directors are required to meet without management present twice each year. Independent directors may also meet without management present at such other times as determined by our Chairman of the Board or if requested by at least two other directors. Mr. Ross, who is not an employee, has served as our Chairman of the Board since December 2005. In 2008, our independent directors met without management present nine times. Our Chairman of the Board presides at such meetings and performs such other functions as our Board of Directors may direct, including advising on the selection of committee chairs and advising management on the agenda of meetings of our Board of Directors. In the absence of a non-employee Chairman of the Board, the chair of our Corporate Governance Committee performs the functions otherwise assigned to the Chairman of the Board.

Information about our Board of Directors and its Committees

Committees

Our Board of Directors has four standing committees: a Compensation and Management Development Committee, a Corporate Governance Committee (includes nominating functions), a Finance and Audit Committee, and a Transaction Committee.

•	Our Compensation and Management Development Committee assists our Board of Directors with its overall responsibility relating to compensation and management development, including recommending the compensation of our Chief Executive Officer to our Board of Directors for approval, approval of compensation for our other executive officers, administration of our equity-based compensation plans and oversight of our talent management strategy and executive development programs (including senior level succession plans), and, together with our Corporate Governance Committee, recommending the compensation of our independent directors and Chairman. The report of the Compensation and Management Development Committee appears on page 37 of this Proxy Statement.

•	Our Corporate Governance Committee assists our Board of Directors in assuring sound corporate governance practices, identifying qualified individuals to consider for service on our Board of Directors, recommending qualified nominees to our Board of Directors and its committees, and, together with our Compensation and Management Development Committee, recommending the compensation of our independent directors and Chairman.

•	Our Finance and Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and our accounting and financial reporting processes. Our Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The report of the Finance and Audit Committee appears on page 13 of this Proxy Statement.

•	Our Transaction Committee assists our Board of Directors by providing oversight of the Company’s corporate development, business development and new ventures transaction activities and making recommendations to our Board of Directors regarding transactions requiring action by our Board of Directors.

Composition of Committees and Information about Meetings

The composition of the standing committees of our Board of Directors as of April 1, 2009 and the number of times that each committee met in 2008 are set forth in the following table:

Committee	Members	Number of Meetings

Compensation and Management Development Committee	William D. Young (Chair) Marijn E. Dekkers Alan B. Glassberg Lynn Schenk	8
Corporate Governance Committee	Bruce R. Ross (Chair) Alan B. Glassberg Lynn Schenk Phillip A. Sharp	7
Finance and Audit Committee	Nancy L. Leaming (Chair) Lawrence C. Best Robert W. Pangia Brian S. Posner	10
Transaction Committee	Robert W. Pangia (Chair) Lawrence C. Best Stelios Papadopoulos Phillip A. Sharp William D. Young	4

Our Board of Directors met 23 times in 2008. No director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2008.

Information About our Nominating Processes

Our Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of our Board of Directors, including the review of candidates recommended by stockholders. Our Corporate Governance Committee has the authority to retain a search firm to assist in performing this role. Stockholders may recommend nominees for consideration by our Corporate Governance Committee by submitting the names and supporting information to: Biogen Idec Inc., Attention: Corporate Secretary, 14 Cambridge Center, Cambridge, Massachusetts 02142. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered on the same basis as candidates from other sources. For all potential candidates, our Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed under “Director Qualification Standards” on page 13. Director nominations are recommended by our Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders. In order to nominate a director candidate for election at our 2010 annual meeting of stockholders, a stockholder must give timely notice in writing to our Secretary at our principal executive offices and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received a stockholder’s notice not less than 90 days and not more than 120 days in advance of the anniversary of the date our proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, we must receive a stockholder’s notice not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders and (ii) the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made. Information required by the Bylaws to be in the notice includes, among other things, the name, contact information and security ownership information for the candidate and the person making the nomination, any voting commitment by the candidate, whether the person making the nomination is part of a group that intends to deliver a proxy statement or solicit proxies, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act and the related rules and regulations under that Section. Our Corporate Governance Committee may also require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve as our director.

Director Qualification Standards

Our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment. We endeavor to have a Board of Directors representing diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international marketplace.

Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time.

We ask directors who also serve in full-time positions with another company not to serve on more than two boards of public companies in addition to our Board of Directors (excluding their own company) and other directors not to serve on more than six boards of public companies in addition to ours.

Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Regular evaluations are an important determinant for continued tenure. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or any circumstances that may adversely affect their ability to carry out their duties and responsibilities effectively. Our directors are also expected to offer their resignation to the Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 679-2812. However, stockholders who wish to address questions or concerns regarding our business directly with our Board of Directors, or any individual director, should direct questions in writing to Biogen Idec Inc., Attention: Corporate Secretary, 14 Cambridge Center, Cambridge, Massachusetts 02142 or by e-mail to stockholder.letter@biogenidec.com. Questions and concerns will be forwarded directly to the appropriate individual(s).

Attendance at Annual Meetings

We expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors attended our 2008 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Dekkers and Young, Dr. Glassberg and Ms. Schenk served on the Compensation and Management Development Committee and were independent directors during such service.

Finance and Audit Committee Report

The Finance and Audit Committee’s role is to act on behalf of our Board of Directors in the oversight of all aspects of Biogen Idec’s financial reporting, internal control and audit functions. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The roles and responsibilities of the Finance and Audit Committee are set forth in the Finance and Audit Committee’s written charter adopted by our Board of Directors, which is posted on

www.biogenidec.com in the “Company” section under “Corporate Governance.” Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management the audited consolidated financial statements contained in Biogen Idec’s 2008 Annual Report on Form 10-K. The Finance and Audit Committee discussed with PricewaterhouseCoopers LLP, Biogen Idec’s independent registered public accounting firm, the overall scope and plans for its audit. The Finance and Audit Committee met with PricewaterhouseCoopers, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen Idec’s internal controls, the overall quality of Biogen Idec’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen Idec’s accounting, internal controls and financial reporting. The Finance and Audit Committee also discussed with representatives of Biogen Idec’s corporate internal audit staff their purpose and authority and their audit plan.

The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended). In addition, the Finance and Audit Committee discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers from management and Biogen Idec, including the written disclosures and letter concerning independence received from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board. The Finance and Audit Committee has determined that the provision of non-audit services to Biogen Idec by PricewaterhouseCoopers is compatible with its independence.

During 2008, the Finance and Audit Committee provided oversight and advice to management in connection with Biogen Idec’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Finance and Audit Committee reviewed a report by management on the effectiveness of Biogen Idec’s internal control over financial reporting. The Finance and Audit Committee also reviewed PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in Biogen Idec’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Finance and Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Submitted by the Finance and Audit Committee of the Board of Directors:

Nancy L. Leaming (Chair)
Lawrence C. Best
Robert W. Pangia
Brian S. Posner

PROPOSAL 2

RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Finance and Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers served as our independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2008. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, our Finance and Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers will attend the Annual Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PricewaterhouseCoopers for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and December 31, 2007, and fees billed to us by PricewaterhouseCoopers for other services provided during 2008 and 2007:

Fees	2008	2007

Audit fees	$3,584,320	$3,790,790
Audit-related fees	71,901	43,400
Tax fees	2,348,734	1,280,226
All other fees	110,630	68,900

Total	$6,115,585	$5,183,316

Audit fees are fees for the audit of our 2008 and 2007 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our Registration Statements on Form S-3 and Form S-8, and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including audits of employee benefit plan information.

Tax fees are fees for tax compliance, expatriate tax services and planning services.

All other fees are fees that principally relate to audit procedures performed in connection with one of our collaboration agreements, and educational resources.

Our Finance and Audit Committee has considered the provision of the non-audit services by PricewaterhouseCoopers described above and has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Finance and Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Finance and Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. Our Finance and Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws or NASDAQ requirements. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, our Finance and Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our Finance and Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than another firm.

The Finance and Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent auditor. Any proposed services exceeding pre-set levels or amounts will require separate pre-approval by the Finance and Audit Committee, although the Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that the Finance and Audit Committee has pre-approved. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $50,000 amount to be exceeded must be separately pre-approved by the Finance and Audit Committee.

Our Finance and Audit Committee has delegated pre-approval authority for non-audit services to the chair of our Finance and Audit Committee within the guidelines discussed above. The chair of the Finance and Audit Committee is required to inform our Finance and Audit Committee of each decision to permit our independent registered public accounting firm to perform non-audit services at the next regularly scheduled Finance and Audit Committee meeting.

All of the services provided by PricewaterhouseCoopers during 2008 were pre-approved in accordance with this policy.

THE FINANCE AND AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 3

APPROVAL OF BYLAW AMENDMENTS TO
IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

Our Board of Directors recommends that our stockholders approve our proposal to amend our Bylaws (1) to require that in uncontested elections directors will be elected by a majority vote, (2) to require each director to submit a conditional, irrevocable resignation that would become effective upon that director’s failure to receive the required number of votes for reelection, and (3) to require our Board of Directors to determine whether to accept or reject such a resignation within 90 days from the date of the certification of election results and to disclose publicly its decision. In contested elections, the voting standard would continue to be a plurality of votes cast.

Current Standard

Delaware law provides that, unless otherwise specified in a company’s certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our Bylaws currently include this plurality standard for elections of directors by stockholders. Under this standard, director nominees with the most votes cast in their favor are elected, up to the number of directors to be elected at a meeting, notwithstanding any withheld votes.

Description of Proposed Amendments

The proposed amendments to our Bylaws are set forth in Appendix A to this Proxy Statement.

Our Board of Directors recommends that our Bylaws be amended to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. Under the proposed majority standard, in order to be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting of stockholders. Under Delaware law, an incumbent director who fails to receive the vote required for reelection “holds over,” or continues to serve as a director until his or her successor is elected and qualified, or until his or her earlier resignation or removal. To address the “hold over” issue, the proposed Bylaw amendments prohibit our Board of Directors from nominating as a candidate for director or appointing to our Board of Directors any person who has not agreed to tender, promptly following his or her election or appointment, an irrevocable resignation that would be effective upon the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection and our Board of Directors’ acceptance of such resignation. Under the proposed Bylaw amendments, our Board of Directors must determine whether to accept or reject the resignation within 90 days from the date of the certification of election results and must publicly disclose its decision. In contested elections (where the number of nominees exceeds the number of directors to be elected), the plurality standard would continue to apply and the nominees receiving the most votes would be elected.

If these amendments to the Bylaws are not approved, the existing plurality voting standard in the Bylaws will remain in effect.

Reasons for Recommendation

In recent years, stockholders of many public companies have urged that directors be required to receive a majority of the votes cast in favor of their election, rather than be elected under the plurality voting standard. Delaware law was recently changed to facilitate this trend toward the majority standard and provide a mechanism to address the “hold over” of incumbent directors who fail to obtain the votes necessary for reelection. In response, a number of public companies have adopted charter or bylaw provisions requiring a majority vote in uncontested elections, or a bylaw or policy requiring a director who does not receive such a majority to submit his or her resignation from the board of directors. Such a post-election resignation policy or bylaw is designed to address what happens to a director who failed to receive sufficient votes for reelection but who, under state law, would otherwise remain in office until his or her successor is elected at the next annual meeting of stockholders, or until his or her earlier resignation or removal.

In furtherance of our commitment to strong corporate governance and to ensuring that stockholders are afforded a meaningful role in the election of directors, our Board of Directors has approved and recommends that our stockholders vote in favor of the proposed amendments to our Bylaws, set forth in Appendix A to this Proxy Statement, to implement a majority voting standard in uncontested elections and to require conditional resignations from all directors.

Our Board of Directors is aware that the current plurality standard provides greater certainty that the annual election of directors by stockholders will result in a full Board of Directors, and that the proposed change to a majority voting standard would not have had any effect on our election of directors in the recent past because director nominees have received votes exceeding a majority of the votes cast by a substantial margin. However, our Board of Directors believes that a majority voting standard for uncontested elections will give stockholders a greater voice in and responsibility for the election of our directors. Our Board of Directors also recognizes that a majority voting standard will preclude the election of directors who do not have broad acceptance among our stockholders and may enhance each director’s accountability to our stockholders. As a result, our Board of Directors has determined that a majority voting standard for uncontested elections for directors would be in the best interest of the Company and our stockholders.

Effectiveness of Amendments

If approved, the amendments to our Bylaws would be effective immediately. The new majority voting standard would then be applicable to the election of our directors at the 2010 annual meeting of stockholders (if uncontested) and to any earlier uncontested election of directors occurring after these amendments become effective.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY’S BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.

PROPOSAL 4

THE ICAHN BYLAW PROPOSAL

On February 5, 2009, the Company received notice from the Icahn Entities, which together with Carl C. Icahn are the beneficial owners of 16,075,256 shares, or 5.6%, of the Company’s common stock as of such date, of their intention to present to the Company’s stockholders at the Annual Meeting the following proposal to amend our Bylaws:

•	To replace the first sentence of Section 3.1 in its entirety with the following sentence: “The number of directors that shall constitute the entire Board shall be thirteen (13).”

•	To delete the first sentence of Section 3.2 in its entirety.

•	To delete the words “and newly created directorships resulting from any increase in the authorized number of directors”, appearing in the second sentence of Section 3.2 in their entirety.

Under Article V of our certificate of incorporation, no amendment or supplement to the Bylaws adopted by our Board of Directors can conflict with any amendment adopted by the stockholders. Therefore, if the Icahn Bylaw Proposal were adopted by the stockholders of the Company, our Board of Directors would no longer have authority to amend such provisions of the Bylaws and thus would no longer have the ability to fix the number of directors.

Under the current Bylaws of the Company, our Board of Directors has the flexibility to add or remove director positions if it determines that such addition or removal would be in the best interests of the Company and its stockholders. Recruiting qualified candidates is a challenging and time-consuming process, and our Board of Directors believes that it is in the best interests of the Company’s stockholders to retain the ability of our Board of Directors to either increase the size of our Board of Directors to add a highly-qualified candidate if such a candidate becomes available or decrease the size of our Board of Directors in a year when no such candidate is readily available.

For example, in July 2008 our Corporate Governance Committee identified Brian S. Posner as a highly qualified individual and recommended him for membership on our Board of Directors. Our Board of Directors considered the recommendation and determined that it was in the best interests of our stockholders to expand the size of our Board of Directors and to appoint Brian S. Posner to the resulting vacancy as a Class 1 Director. If the Icahn Bylaw Proposal were approved, our Board of Directors would not have the ability to add such a highly qualified candidate, even if our Board of Directors believed that doing so would be in the best interests of our stockholders. In addition, in the event that a member of our Board of Directors retires, resigns or is not re-elected, our Board of Directors could determine not to fill the resulting vacancy, depending on the availability of suitable candidates. However, if the Icahn Bylaw Proposal were approved, our Board of Directors would be forced to fill the vacancy regardless of the availability of qualified candidates.

Our Board of Directors believes that retaining the ability to increase or decrease the size of our Board of Directors or appoint any particular person to our Board of Directors, if appropriate, continues to be in the best interests of the Company’s stockholders.

If you return a signed WHITE proxy card without providing voting instructions, your shares will be voted against the Icahn Bylaw Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE ICAHN BYLAW PROPOSAL.

PROPOSAL 5

THE ICAHN NORTH DAKOTA PROPOSAL

On February 5, 2009, the Company received notice from the Icahn Entities, which together with Carl C. Icahn are the beneficial owners of 16,075,256 shares, or 5.6%, of the Company’s Common Stock as of such date, of their intention to present to the Company’s stockholders at the Annual Meeting the following proposal to reincorporate in North Dakota and become subject to the North Dakota Law:

“RESOLVED, that the stockholders of the Corporation hereby request the Board of Directors of the Corporation to take all action as is necessary and appropriate to properly initiate and complete the process to change the Corporation’s jurisdiction of incorporation from Delaware to North Dakota and to become subject to the North Dakota Publicly Traded Corporations Act.”

In their notice, the Icahn Entities make unsubstantiated claims about the benefits of reincorporating in North Dakota without addressing any of the disadvantages. Our Board of Directors believes that it can continue to implement effective corporate governance principles without incurring the costs and disadvantages of reincorporating in North Dakota. Stockholders should be aware that none of the Icahn Entities are incorporated in North Dakota or subject to the North Dakota Law.

Our Board of Directors is dedicated to effective corporate governance and can implement sound governance measures without reincorporating the Company in North Dakota

Our Board of Directors seeks to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. Our Board of Directors regularly reviews ongoing developments in corporate governance and implements changes to our policies and practices when it is prudent to do so. Several recent examples highlight our Board of Directors’ commitment to effective corporate governance and responsiveness to stockholder issues:

•	Our Board of Directors recently acted to terminate our poison pill.

•	Our Board of Directors is recommending in this Proxy Statement Bylaw amendments to provide for majority voting for directors in uncontested elections.

•	Our Board of Directors is subject to stock ownership guidelines and recently adopted stock ownership guidelines for our executive officers.

In addition to these recent corporate governance initiatives, our Board of Directors has for some time maintained other corporate governance practices consistent with the North Dakota Law. For example, the Company has had an independent Chairman of the Board separate from the Chief Executive Officer since December 2005. In addition, the Company’s stockholders have the ability to act by written consent. Furthermore, by virtue of being listed on NASDAQ, stockholder approval is required upon the issuance of voting equity greater than 20% of the Company’s outstanding common stock and our Board of Directors is prohibited from changing its size if a contested election is anticipated. All of these practices are consistent with the North Dakota Law and demonstrate that our Board of Directors is already committed to strong corporate governance.

The North Dakota Law is essentially a catalogue of corporate governance principles characterized by some commentators as “best practices.” There is no consensus, however, that all of the corporate governance principles mandated by the North Dakota Law are in fact best practices. Furthermore, the North Dakota Law would not provide our Board of Directors with any flexibility in determining which of its numerous governance measures the Company should adopt.

Our Board of Directors believes that the Company does not have to reincorporate in North Dakota in order to follow effective corporate governance principles.

Reincorporating involves substantial costs and disadvantages

There are substantial liabilities and expenses associated with reincorporation, which, in the current challenging economic environment, would be unnecessary and detrimental to our business. A reincorporation would require, among other things, that we analyze all of the Company’s agreements and governmental permits in order to determine whether a reincorporation transaction would require the consent of third parties (including our collaboration partners) or applicable governmental agencies. We would not be certain to obtain any required consents. Although we have not undertaken the costly analysis of all of our agreements and permits at this time, we know that at a minimum a reincorporation transaction would require the consent of our lenders. Similarly, we know that we would have to prepare costly filings with the SEC. Furthermore, a reincorporation process would divert the time and attention of our Board of Directors and management from our business without any apparent commensurate benefits.

The North Dakota Law is untested and unpredictable

North Dakota is not a well-known jurisdiction for business corporations. The North Dakota Law was passed in April 2007 and there are no reported cases interpreting the North Dakota Law. Our Board of Directors notes that, as of the date of this Proxy Statement, there appear to be only two publicly-traded companies incorporated in North Dakota and neither has elected to be governed by the North Dakota Law, while more than 50% of all U.S. publicly traded companies are incorporated in Delaware. Of the Fortune 500 companies, over 60% are incorporated in Delaware; many of the rest of the Fortune 500 are incorporated in their home states and there are currently no Fortune 500 companies incorporated in North Dakota. Reincorporating in a jurisdiction that is largely unproven and unfamiliar may adversely affect investor interest, director recruitment and commercial relationships.

On the other hand, Delaware — the Company’s current jurisdiction of incorporation — is a proven and familiar jurisdiction for business corporations. The General Corporation Law of the State of Delaware is a well-developed, comprehensive and flexible corporate statute that can accommodate changing business circumstances and is responsive to the needs of stockholders. Delaware has an established and sophisticated legal infrastructure, including a separate court system devoted solely to corporate and business matters. That court system, and the large body of corporate law it has developed, provides companies and stockholders alike with a high degree of predictability over the broad range of legal issues facing business today. Our Board of Directors believes that the capital markets are familiar with the requirements and interpretations of Delaware corporate law and that the Company and our stockholders benefit from this familiarity.

For all the reasons stated above, any perceived gains do not outweigh the significant costs and uncertainties associated with the Company reincorporating in North Dakota.

If you return a signed WHITE proxy card without providing voting instructions, your shares will be voted against the Icahn North Dakota Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE ICAHN NORTH DAKOTA PROPOSAL.

STOCK OWNERSHIP

Ownership Table

The following table and accompanying notes provide information about the beneficial ownership of our outstanding common stock as of March 30, 2009 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers (listed in the Summary Compensation Table);

•	each of our current directors and nominees for Class 3 director; and

•	all of our current directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares subject to exercisable options include options that are currently exercisable or exercisable within 60 days of March 30, 2009. Shares subject to restricted stock units, or RSUs, include RSUs that vest within 60 days of March 30, 2009.

	Common Stock Beneficially Owned(1)
	Shares	Shares Subject to	Percentage of
	Beneficially	Exercisable	Outstanding
Name of Beneficial Owner**	Owned	Options and RSUs	Shares

ClearBridge Advisors, LLC(2)	27,487,631	0	9.5%
620 8th Avenue New York, NY 10018
FMR LLC(3)	24,606,905	0	8.5%
82 Devonshire Street Boston, MA 02109
PRIMECAP Management Company(4)	24,882,512	0	8.6%
225 South Lake Avenue, Suite 400 Pasadena, CA 91101
Carl C. Icahn(5)	16,075,256	0	5.6%
c/o Icahn Associates Corp. 767 Fifth Avenue, Suite 4700 New York, NY 10153
Lawrence C. Best	3,550	69,575	*
Paul J. Clancy	6,112	101,193	*
Marijn E. Dekkers	2,300	17,617	*
Alan B. Glassberg	3,500	81,575	*
Robert A. Hamm	3,500	42,755	*
Hans Peter Hasler(6)	8,695	59,542	*
Nancy L. Leaming	510	13,867	*
James C. Mullen(7)	222,037	1,394,025	*
Robert W. Pangia	4,050	111,575	*
Stelios Papadopoulos	0	0	*
Cecil B. Pickett	50,034	0	*
Brian S. Posner	0	0	*
Bruce R. Ross	5,010	71,275	*
Lynn Schenk(8)	5,550	46,575	*
Phillip A. Sharp	465,983	98,325	*
William D. Young	3,550	81,575	*
Current executive officers and directors as a group (18 persons)(9)	794,754	2,311,074	1.1%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

**	Addresses are given only for beneficial owners of more than 5% of our outstanding shares of common stock.

(1)	The calculation of percentages is based upon 288,350,764 shares outstanding at March 30, 2009, plus shares subject to options and RSUs held by the respective person that are currently exercisable or become exercisable within 60 days of March 30, 2009.

(2)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC by ClearBridge Advisors, LLC on February 13, 2009. As of December 31, 2008, ClearBridge Advisors, LLC had sole dispositive power over 27,487,631 shares and sole voting power over 22,119,534 shares.

(3)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC by FMR LLC, Edward C. Johnson, III and Fidelity Management & Research Company on February 17, 2009. As of December 31, 2008, FMR LLC and Edward C. Johnson, III each had sole dispositive power over 24,606,905 shares and FMR LLC had sole voting power over 1,153,301 shares.

(4)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 12, 2009. As of December 31, 2008, PRIMECAP Management Company had sole dispositive power over 24,882,512 shares and sole voting power over 5,143,085 shares.

(5)	Information in the table and this footnote is based solely upon information contained in a Schedule 13D/A filed with the SEC on February 6, 2009 by Carl C. Icahn, the Icahn Entities and certain other entities affiliated with Carl C. Icahn. As of December 31, 2008, Carl C. Icahn had shared dispositive power and shared voting power over 16,075,256 shares.

(6)	Mr. Hasler, a named executive officer for 2008, resigned as Chief Operating Officer effective March 30, 2009.

(7)	Includes 148,960 shares held in trusts of which Mr. Mullen is the trustee.

(8)	Includes 5,550 shares held in a trust of which Ms. Schenk is the trustee.

(9)	Includes 154,970 shares held indirectly (by spouse or through trust, partnership or otherwise).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater-than-ten-percent stockholders to file initial reports of ownership and changes of ownership. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that, during 2008, all such parties complied with all applicable filing requirements.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Corporate Governance

Our Compensation and Management Development Committee (which is referred to in this section of the proxy statement as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.biogenidec.com under “Corporate Governance.” The Board of Directors selected the following directors to serve on the Committee: William D. Young (Chair), Marijn E. Dekkers, Alan B. Glassberg and Lynn Schenk. Each of these individuals satisfies the independence requirements of NASDAQ.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2008, the Committee met for five regularly scheduled meetings and held three ad hoc meetings. As part of his duties, the Committee Chair reports on Committee actions and recommendations to the Board of Directors. In addition to the assistance provided by Biogen Idec’s internal Compensation and Benefits group, the Committee has retained Watson Wyatt Worldwide (“Watson Wyatt”) as outside advisors to the Committee. Watson Wyatt reports directly to the Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of specific executive compensation programs and other matters as directed by the Committee. During 2008, a Watson Wyatt affiliate provided actuarial services with respect to our pension plan in Germany; this service was a continuation of a pre-existing business relationship between our German affiliate and a company that was acquired by Watson Wyatt. Other than this matter, Watson Wyatt does not provide any other services to Biogen Idec.

Highlights of Our 2008 Performance and Changes to Our 2009 Programs

Despite a challenging economic environment and a period of business uncertainty arising from activist stockholder activity during 2008, we significantly exceeded our 2008 performance goals, as detailed on page 31. Specifically, we achieved:

•	29% growth in revenue over 2007, with 2008 annual revenue of $4.1B;

•	34% growth in non-GAAP diluted earnings per share (EPS) over 2007, with 2008 non-GAAP diluted EPS of $3.66; and

•	significant progress on our product pipeline, with a number of key milestones achieved.

This high level of performance resulted in above-target payments under our Annual Cash Incentive Plan and 2008 Retention Bonus. Our goal-setting, performance and payment amounts are detailed in this report.

In 2009, we adopted share ownership requirements for our executive officers. We believe that share ownership requirements further strengthen the link our compensation programs create between our executives and our stockholders. This policy provides that each executive officer is to maintain share or share-equivalent holdings as shown in the following table:

Share Requirement

CEO	75,000
President, Research & Development	18,000
Chief Operating Officer	18,000
Executive Vice Presidents	10,000

The policy became effective for all current executive officers upon its adoption; newly-elected executive officers will have two years from initial election to meet the requirement. All executive officers currently meet the share ownership requirement. The policy includes a provision to require net retention of shares for any executive officer who does not maintain share ownership at or above the policy requirements.

Beginning in 2009, we introduced performance-vested restricted stock units as a core component of our long-term incentive (LTI) program for all of our executives. The performance-based vesting of these awards, combined with our existing time-vested stock options and restricted stock units, is intended to reinforce the importance of achieving our revenue and earnings measures of Company financial performance. Use of performance-vested LTI awards is increasingly common and a recognized best practice for increasing the proportion of compensation that is considered “performance based,” while strengthening alignment of our compensation programs with stockholders’ interests.

Consistent with our compensation philosophy, we monitor external pay data and adjust our compensation opportunities to reflect our targeted competitive positioning. For 2009, our average base salary increase for all of our executive officers averaged less than 4%. This calculation is prior to Mr. Hamm’s promotion to Chief Operating Officer and Mr. Hasler’s resignation from that position, both of which were effective March 30, 2009. Based on market benchmark data, we increased the target annual cash incentive opportunities beginning in 2009 for our Chief Operating Officer (from 60% to 75% of annual base salary) and for our Executive Vice Presidents (from 50% to 55% of annual base salary); as a result, our target annual cash incentive opportunities are comparable to the median of our peer group. Based on market benchmark data, we reduced our 2009 LTI grant guidelines for executive officers from our 2008 levels; as a result, our targeted LTI grant values remain comparable to the 60th percentile of our peer group.

Executive Compensation Philosophy and Objectives

Our compensation program for the named executive officers (the individuals named in the Summary Compensation Table) is designed and implemented based on our pay-for-performance compensation philosophy. We place significant emphasis in all of our compensation programs on performance-based pay and on highly differentiated awards based on individual performance and potential to contribute to the long-term success of the Company. We want and need the best people to be excited and motivated to work at Biogen Idec and we believe our compensation program is a key factor in attracting and retaining this talent.

Our compensation, benefits and other workplace programs (our “total compensation program”) have been selected and designed to achieve the following objectives:

•	to offer a total compensation opportunity that is competitive with organizations with which we compete for executive talent;

•	to allow us to attract and retain superior talent that can effectively perform and succeed in our demanding business environment;

•	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level; and

•	to deliver pay in a cost and tax efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

What is our compensation program designed to reward?

The compensation program rewards financial, strategic and operational performance that is achieved in a manner consistent with the Company’s policies and values. Our success in meeting our compensation objectives depends heavily on our performance management system.

How do goal-setting and performance assessment influence our compensation decisions?

Our compensation program rewards each executive based on the Company’s achievement of Company-wide goals and the executive’s achievement of specific individual goals and objectives. Each year, our executives’ goals are set to directly support achievement of our Company goals and our Board-approved business plan. The individual and Company goals that we set and measure performance against each year, including both 2008 and 2009, can be grouped into the following categories:

•	Financial — goals linked to Company financial performance, such as revenue, EPS and other financial measures such as expense management.

•	Strategic — goals related to each executive’s role in furthering the Company’s long-term success, such as goals related to the Company’s product pipeline or business development.

•	Operational — measures of operational performance, such as our production capacity and capability, the quality and execution of our leadership development program and effective recruitment and retention of talented employees.

The goals we set support our long range plan and reflect an appropriate degree of difficulty of goal attainment. In setting our long range plan and annual goals, we also consider analysts’ projections for our Company’s performance; analysts’ projections for our peers’ performance; the broader economic and industry picture; our past variance to targeted performance; our peers’ past performance on key financial and operational metrics; and our Board of Directors’ expectations. We set challenging goals for the Company and our executives. We select goals that support the interests of our stockholders and patients. We believe that our disciplined approach to goal selection, setting of targets and establishment of payout curves and evaluation of our performance results, combined with our system of internal controls, ensures that we are not encouraging excessive risk-taking or rewarding poor judgment by our executives. This approach is strengthened through Committee review and approval of our goals, targets, payout curves and performance results. We also mitigate risk through share ownership requirements, a cap on our annual cash incentive plan, multi-year vesting of LTI, the mix of types of LTI and our policy on recoupment of compensation.

Our performance management system is rigorous and integrates goal-setting, self-assessment and manager-based assessment of performance and leadership competencies. Results, and how those results are attained, are critically important. We hold our executive officers accountable for how they achieve their results, including leadership effectiveness, impact across the organization and performance and impact relative to the Company’s other executive officers. Based on our performance assessments, we develop a relative ranking of our executive officers and then assign overall performance ratings that are used for compensation decision-making. We significantly differentiate compensation based on the executive officers’ relative rankings and overall performance ratings to ensure that the highest rewards are delivered to our highest performers. For example, all payments under our Annual Cash Incentive Plan are determined based on both individual and Company performance.

Compensation Program Elements and Pay Level Determination

What is each element of compensation and why is it paid?

The Committee determines the elements of our compensation program and approves the targeted levels of competitiveness for each element. The compensation program elements and targeted competitiveness relative to our compensation peer group apply to all levels of employees, including our non-executives, executives and executive officers. The Committee has approved the following role and targeted competitiveness for each element of total compensation (discussed in detail beginning on page 29) to promote our pay-for-performance philosophy and compensation program objectives:

Element	Role and Purpose	Targeted Competitiveness

Base Salary	• Attract employees and recognize their skills and contributions in the day-to-day management of our business.	Median
Annual Cash Incentives	• Motivate the attainment of annual financial, strategic, operational and individual goals that are aligned with and supportive of long-term value creation.	Median
Long-term Incentives (LTI)	• Align employees’ interests with those of our stockholders.	60th Percentile
• Promote employee retention and stock ownership, and hold employees accountable for enhancing stockholder value.
• Deliver competitive compensation opportunities in a manner that balances cost and tax efficiency with perceived value by employees.
Benefits	• Non-Retirement Benefits: Promote health, wellness and financial protection in the event of disability or death.	Median to 75th Percentile
• Retirement Benefits: Provide efficient ways for employees to electively save towards their retirement, and encourage savings through competitive matches to employees’ retirement savings.

We do not offer a defined benefit pension to any employees, even though many of our pharmaceutical industry peers provide these benefits. We prefer an LTI program targeted above the median of our peer group rather than a defined benefit pension because it ties the value realized to our share price performance and makes the cost more predictable than the cost of a defined benefit pension.

Each year, the Committee reviews the current compensation program design for its alignment with and support of our pay-for-performance objectives, its overall efficiency and cost-effectiveness, and its design and overall value relative to our peers’ practices and general trends. The Committee also discusses program design recommendations and approves changes to ensure that each compensation element and the overall program design are aligned with their role and purpose.

While the general mix of the elements is considered in the design of our total compensation program, the Committee does not target a specific mix of value for our compensation elements in either the program design or pay decisions. To more closely tie their compensation to the Company’s overall performance, and to recognize their ability and obligation to affect that performance, our executive officers have more variability in their compensation than non-executives.

Our performance-driven approach creates a motivational aspect to our compensation programs, since base salary increases, annual incentive payments and long-term incentive grants are all performance-differentiated based on each executive officer’s overall performance rating and relative rank.

What factors are considered in determining the amounts of compensation?

Individual and Company performance, external competitiveness, employee retention, internal equity (the relationship of pay among the executive officers in the context of the criticality of each position) and our annual salary increase budget and LTI award guidelines are the key factors considered by the Committee in determining the amounts of compensation for each executive officer. Our practices and processes are highly consistent from year to year, as described in this section.

Each year, the Chief Executive Officer (CEO) prepares and discusses with the Committee a detailed assessment of each executive officer’s performance during the prior year and recommends compensation actions for each executive officer, including new base salaries, annual cash incentive payments and LTI awards.

To understand external competitiveness, the CEO and the Committee review a detailed report prepared by Biogen Idec’s Compensation and Benefits group with Watson Wyatt’s review as consultant to the Committee. The report compares the level of compensation of each executive officer other than the CEO relative to external data for comparable positions at our peers, by compensation element. The external data is drawn from compensation surveys and an analysis of our peers’ executive compensation disclosures. Separately, Watson Wyatt provides the Committee with a competitive analysis of CEO pay, a CEO compensation tally sheet and employment agreement analysis, and a CEO pay-for-performance analysis that compares annual cash incentive payments and potential LTI value relative to revenue, EPS and total shareholder return (TSR) performance at our Company and at each of our peers.

Based on these factors, the CEO makes recommendations to the Committee for compensation actions for each executive officer. The Committee considers all of the information presented, discusses the CEO’s recommendations with the CEO and with Watson Wyatt, and applies its judgment to determine the compensation for each executive officer. In consultation with Watson Wyatt, the Committee recommends a new base salary, an annual cash incentive payment and LTI grants for the CEO for approval by all independent (non-employee) directors. The actual compensation for each executive officer, including the CEO, may be above or below the targeted competitiveness for the position at any time depending on the above factors.

What external market peer group is used for compensation comparisons, and how is it established?

Each year, Watson Wyatt reviews our peer group for appropriateness, considering such factors as size (e.g., revenue and market capitalization), business comparability (e.g., research-based with multiple marketed products) and geographic scope of operations (e.g., global versus domestic-only presence). Our peer group includes biotechnology and pharmaceutical companies, as we compete with companies in both of these sectors to hire and retain our executives. Based on the 2008 peer group review, the Committee removed MedImmune from the peer group as a result of its acquisition by AstraZeneca in 2007. The following table presents the peer group approved in May 2008:

Biotechnology Peers	Pharmaceutical Peers

Amgen	Allergan
Celgene	Bristol-Myers Squibb
Cephalon	Eli Lilly & Co
Genentech	Forest Laboratories
Genzyme	Schering-Plough
Gilead Sciences	Sepracor
Millennium Pharmaceuticals	Wyeth

Our compensation decisions during 2008 were based on the peer group before the removal of MedImmune, as those decisions were made prior to MedImmune’s acquisition by Astra Zeneca. Beginning in 2009, we expect that Millennium Pharmaceuticals will no longer be part of our peer group as a result of its acquisition by Takeda Pharmaceuticals in 2008. If other peer group companies are acquired, they will remain in our peer group until the acquisition is complete.

For each of our peers, we analyze the Compensation Discussion and Analysis and other data filed during the prior year to identify those named executive officers whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position relative to that for our executive officers. Our competitive analysis includes the rewards program structure and design, as well as the value of the compensation.

We also use the Towers Perrin U.S. CDB Pharmaceutical Executive Compensation Database (“Towers Perrin”) and the SIRS Executive Compensation Survey (“SIRS”) in analyzing the competitiveness of executives’ compensation. All of our peers except Sepracor participated in the Towers Perrin survey and all of our peers except Bristol-Myers Squibb and Eli Lilly participated in the SIRS survey. Benchmark compensation surveys are critical to assessing competitive practices and levels of compensation, as the data available in our peers’ public filings addresses only a limited number of our executive positions. We carefully selected these two benchmark compensation surveys based on the number of our peers that participate in the surveys, the number of positions reported by the surveys that are comparable to our executive positions and the standards under which the surveys are conducted, including data collection and analysis methodologies, provisions to ensure confidentiality and quality assurance practices.

While the Towers Perrin and SIRS benchmark compensation surveys report LTI data, differences between the surveys in methodology and reporting result in LTI data that is not comparable between the sources. As a result, we separately benchmark LTI practices and values via a survey sponsored in part by Biogen Idec and conducted in 2007 by Watson Wyatt. This survey provides us with robust data regarding long-term incentive practices and grant values among our peers and allows us to overcome the methodological differences between the Towers Perrin and SIRS surveys. All of our peers except Celgene, Bristol-Myers Squibb, Forest Laboratories and MedImmune participated in this survey in 2007. For purposes of LTI decisions during 2008, we relied on the data from the survey conducted in 2007.

Description of the structure of each element of compensation

Base salaries are set in the context of individual performance, external competitiveness, retention and internal equity

We pay our executive officers a base salary to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities and potential to contribute to our future success. While an executive officer’s contributions to Company performance are important in determining that executive’s base salary, overall Company performance does not influence our base salaries. We generally target our base salary structure around the median of our peers. In recommending and determining individual base salaries, the CEO and Committee consider the internal and external factors described in the previous section of this report. Base salary increases from 2007 to 2008 for our named executive officers averaged 7% and ranged from 3% to 11%. These increases were approved in February 2008 as part of our annual compensation planning process. At the end of 2008, the base salaries for our named executive officers were below the market median, except for Dr. Pickett, whose base salary was between the median and 75th percentile, consistent with the criticality of his role to the Company, Dr. Pickett’s depth of experience and the competitive requirements at the time he was hired by the Company.

Annual Cash Incentives motivate our executive officers to meet and exceed our short-term goals

We maintain an annual cash incentive plan as part of our performance-based compensation. Our annual incentive opportunities, which are expressed as a percentage of base salary, are targeted near the median of our peers. The Committee reviews our annual target incentive opportunities each year to ensure they are appropriately competitive. For 2007 and 2008, our target incentive opportunities remained unchanged as a percent of base salary.

Our named executive officers’ 2008 total cash compensation (which, for market comparison purposes, is 2008 base salary plus the actual cash incentive paid in 2008 for 2007 performance) was below the market median, except Dr. Pickett, whose total cash compensation was between the median and 75th percentile.

The Committee establishes and approves all Company goals for the annual cash incentive plan based on recommendations made by the CEO. Executive officers’ individual performance goals are jointly developed by the executive and Mr. Mullen and approved by the Committee. Mr. Mullen’s goals and year-end assessment are also approved by the Committee, with input from the other independent directors. In setting and approving the performance goals for the executive officers and for the Company, the Committee considers not only the alignment to our business plan and the degree of difficulty of attainment, but also the potential for the goals to encourage inappropriate risk-taking. The Committee has determined that the goals and how the goals are achieved do not put our patients, investors or the Company at risk.

For the 2008 annual cash incentive plan, we selected Company goals and assigned weights that reflected the Company’s established financial, strategic and operational objectives. In 2008, we assigned a total of 70% weight to financial goals and 30% to strategic and operational goals. These goals and weights reflected the importance of linking reward opportunities to both near-term and longer-term results and aligned management incentives with the enhancement of long-term stockholder value.

We consistently set our performance targets with reference to analyst consensus for Biogen Idec revenue and non-GAAP earnings per share (EPS), based on the most-current analyst reports at the time we set our targets. The following presents our targets relative to analyst consensus for the years 2006 through 2008.

	2006		2007		2008
		Non-		Non-		Non-
		GAAP		GAAP		GAAP
	Revenue ($M)	EPS	Revenue ($M)	EPS	Revenue ($M)	EPS

Wall Street Estimates
High	$2,764	$2.12	$3,335	$2.96	$3,946	$3.55
Average	$2,594	$2.03	$3,094	$2.57	$3,542	$3.21
Low	$2,409	$1.90	$2,935	$2.32	$3,351	$2.74

Biogen Idec Targets
Target	$2,651	$1.97	$3,116	$2.53	$3,806	$3.35
Biogen Idec vs. Wall Street Average	102%	97%	101%	98%	107%	104%

For 2008, we exceeded the maximum performance levels set for our revenue and EPS goals, reflecting the significant focus and effort made by our executives and other employees. Our results also exceeded the highest Wall Street estimates for the Company at the time the Committee approved the 2008 annual cash incentive plan. We reached best case performance on two of our three product pipeline goals and performed just below target on the third pipeline goal. The following table shows the Company goals and weighting that the Committee set for 2008, and our degree of attainment of these goals.

2008 Annual Cash Incentive Plan Company Targets and Results

						Payout
						Factor for
		Target Performance Range				2008 Plan
Company Goals	Weight	Threshold	Target	Maximum	Results	Year

Revenue	35%	$3,431M	$3,806M	$3,931M	$4,098M	150%
Earnings Per Share(1)	35%	$3.05	$3.35	$3.50	$3.66	150%
Advance up to five registration studies to achieve accelerated approval dates	12%	“Below-Target” Results: Three programs met accelerated timeline based on forecasted approval dates at the end of 2008.				90%
Advance up to three proof-of-concept programs to the next decision point per timeline	9%	“Best Case” Results: Each of the three targeted programs reached decision points on time.				150%
Advance up to twelve items within the early stage pipeline	9%	“Best Case” Results: Advanced thirteen programs within the early stage pipeline.				150%
Weighted Company Performance (Company Multiplier)						143%

Notes to table:

(1)	For purposes of the annual cash incentive plan, this performance metric is based on non-GAAP EPS. The reconciliation from GAAP to non-GAAP EPS is comprised of adjustments related to the impact of: amortization of acquired intangible assets; charge for in-process research and development related to a contingent consideration payment in 2008 associated with the 2006 Conforma acquisition; charges related to stock options; gain on sale of assets; restructuring related matters; and the tax effect of these adjustments.

We determine the individual cash incentive payments using the following calculation:

Company Multiplier x Individual Multiplier x Incentive Target (%) x Annual Base Salary

The plan provides for a range of payout from 0% to 150% for each Company goal and the Company Multiplier as a whole, and from 0% to 150% for the Individual Multiplier. If either the Company Multiplier or the Individual Multiplier is 0%, there is no payout. If maximum performance were achieved on both the Company Multiplier and an Individual Multiplier, a payout of 225% of target (150% x 150%) would be made. The Individual Multiplier reflects the assessment of the individual performance goals discussed earlier in this section; each executive’s Individual Multiplier thus reflects his or her overall performance rating and ranking as part of our performance assessment process.

Based on the results described above, a 143% Company Multiplier for the 2008 annual cash incentive plan was approved by the Committee. Based on performance against their individual goals, our named executive officers’ Individual Bonus Multipliers for 2008 ranged from 100% to 125%. The actual incentive payments are included in the Summary Compensation Table.

For 2008, in addition to our annual cash incentive plan, the Committee approved a special performance-based cash retention bonus program to assist the Company in retaining key employees through the period of business uncertainty arising from activist stockholder activity during 2008. Each of our executive officers other than the CEO was a participant in this program. The program provided an additional cash incentive opportunity based on the Company’s performance in 2008 relative to our revenue and EPS goals, which were given equal weight. The named executive officers participating in this program each had a target opportunity equal to their annual base salary as of December 31, 2008. The Committee approved the target opportunity levels based on its assessment of an appropriate design based in part on market trend information presented by management and Watson Wyatt. The actual amount of our retention payments could range from 0% if the Company did not achieve threshold results for revenue and EPS to 150% if the maximum performance level was achieved or exceeded on both goals.

Our performance relative to our 2008 revenue and EPS goals for the retention bonus program resulted in a Company Multiplier of 150%, as shown in the following table. The targets and results are the same as those detailed above for our annual cash incentive plan.

Retention Bonus Targets and Results

		Target Performance				Payout Factor
		Range				for Retention
Goals	Weight	Threshold	Target	Maximum	Results	Bonus

Revenue	50%	$3,431M	$3,806M	$3,931M	$4,098M	150%
Earnings Per Share	50%	$3.05	$3.35	$3.50	$3.66	150%
Weighted Performance (Company Multiplier)						150%

Each of our named executive officers other than Mr. Mullen earned a retention bonus equal to 150% of their annual base salary as of December 31, 2008.

The retention bonus program was highly effective in retaining critical employees during a challenging year and maintaining focus on delivering strong financial results.

Long-term Incentives align future earnings potential with stockholder interests

Our LTI grants are based on individual performance, with eligibility and grant value scaled with performance, and our grants provide reward opportunities that align compensation with stockholder interests and Company performance. Additionally, through multi-year vesting, our LTI grants reinforce our goal to retain top talent. Each year, the Committee determines the types of LTI to be awarded. In doing so, the Committee considers the effectiveness of each award type in achieving our compensation objectives (such as employee performance, retention, motivation and attraction), the needs of the business, competitive market practices, dilution and expense constraints, and tax and accounting implications. We currently grant equity-based LTI awards (that is, awards that are based on the common stock of the Company).

During 2007, the Committee evaluated various program designs for 2008 that were developed by management and reviewed by Watson Wyatt, serving as consultant to the Committee. Based on these recommendations, including a detailed review of competitive practice among our peers, the Committee approved a program that awarded stock options and restricted stock units to our executive officers. We typically grant LTI to all employees, including our executive officers, annually based on performance (our “annual merit grants”), upon hire and upon promotion. During 2008, the total grant date value of each award was divided evenly between stock options and restricted stock units. During 2008, Mr. Clancy also received a special grant of restricted stock units. In lieu of annual merit awards and consistent with the terms of his employment agreement, Dr. Pickett was granted performance-vested restricted stock units, which are described below.

We continue to grant stock options, as they promote alignment with our stockholders and qualify as performance-based pay under Section 162(m). Our stock option grants also promote retention because they vest annually over the four-year period following grant. We grant restricted stock units to reflect competitive practices and to align executives’ interests with those of stockholders while promoting retention by providing some level of value regardless of our stock price at any given time. Restricted stock units granted in conjunction with our 2008 annual merit grant vest annually over the three years following grant. In addition to their strong retention value, we believe that restricted stock units support an ownership mentality, which encourages our executives to act in a manner consistent with the long-term interests of the Company and its stockholders.

To help in assessing the external market, Biogen Idec sponsored (and Watson Wyatt administered) a custom survey of LTI in which most of our peers participated. To augment this data, the Committee reviewed publicly available data for our LTI compensation expense and aggregate share usage among Biogen Idec’s peers. Based on these external factors, as well as Company performance and analyses of accounting cost implications and employee retention, the Committee approved target LTI grant values for 2008 that were at the 60th percentile of our peers in terms of dollar value; this same competitive positioning has been maintained for 2009. The Committee’s decision to target LTI grant value at the 60th percentile reflects the importance of LTI as an element of our total compensation program, the ability of our executive officers to positively impact stockholder value and the fact that, unlike many of our pharmaceutical peers, we do not maintain a defined benefit pension plan for our executives. The value realized from our LTI grants depends on our stock price, which is dependent on both our Company’s performance and external market factors.

Our LTI grant guidelines significantly differentiate LTI grants based on individual performance and position level. As in prior years, the 2008 LTI grant guidelines approved by the Committee were segmented by overall performance rating, ensuring that top performing employees receive noticeably larger grants than those with average performance. Specifically, our 2008 LTI grant guidelines for our middle-performing employees ranged from 75% to 125% of the target grant value, the guidelines for our highest-performing employees ranged from 130% to 200% of the target grant value, and LTI grant guidelines for our lower-performing employees ranged from 0% to 60% of the target grant value. This approach, which we continued in 2009, allows us to meaningfully reward and effectively retain those employees who have the demonstrated potential to make the greatest contributions to our long-term success and to differentiate their rewards from those received by other employees.

We follow a consistent annual grant pattern that follows the completion of our internal performance reviews and ranking, as well as our external analyses that include a review of peer equity practices and the results of the LTI custom survey described earlier. Since 2004, we have made our annual merit equity grant in February of each year, following our annual earnings release. The date of each annual merit grant is the date upon which the Committee approves the individual grants, with the exception of grants to the CEO, for whom grants require Board of Directors approval and are thus granted on the date of that approval. Other grants, such as those in connection with a new hire or promotion, are granted on the first trading day of the month following the date of hire or promotion. Our stock options have an exercise price equal to the closing price of Biogen Idec stock on the date of grant.

We employ performance-vested LTI when we believe it is the most appropriate approach for achieving our business objectives. Performance-vested restricted stock units are a key component of Dr. Pickett’s total equity awards, consistent with his specific goals of advancing our pipeline and research and development (R&D) efforts during the time from his hire through 2010. Dr. Pickett was granted the opportunity to earn up to 30,000 performance-vested restricted stock units for the 2008 calendar year, and has separate grants to earn up to 30,000 performance-vested restricted stock units in each of 2009 and 2010. Each year’s plan provides for a maximum vested award of 30,000 restricted stock units, with any unearned units in a given year forfeited.

Based on the CEO’s recommendations, in 2008 the Committee approved goals for Dr. Pickett’s performance grant which included pipeline goals and R&D organizational objectives. His results relative to these goals were approved by the Committee in 2009.

Targets	Results

Recommend and gain approval to transition candidates from research to development during 2008.	Exceeded target. Six candidates approved for transition from research to development
Advance pre-defined candidates into first-in-human studies during 2008.	Exceeded target. Five candidates advanced into first-in-human studies during 2008.
Advance defined development candidates into proof-of-concept studies during 2008.	At target. Three candidates entered studies during 2008.
Advance defined ongoing proof-of-concept studies to next decision point per timeline.	At target. Four studies moved to next decision point.
Advance registration studies for defined programs to achieve accelerated approval dates.	Partial attainment. Three studies on track for accelerated approval dates and two programs delayed versus accelerated approval dates.
Advance operational effectiveness and objectives.	At target. Effective support of M&A, new ventures and incubator opportunities; effective management of R&D spending; and successful implementation of R&D process improvements.
Effective recruitment and development of staff within the R&D organization.	At target. Attracted top talent for key senior management positions and continued to develop internal successors for key positions.

Based on attaining or exceeding most goals and the near-target performance with respect to registration studies, the CEO recommended, and the Committee approved, that Dr. Pickett receive 100% of the 30,000 performance-vested restricted stock units for the 2008 performance period. These 30,000 units vested on February 24, 2009, which was the date of Committee approval.

Benefits

In addition to participating in the benefit programs provided to all employees (for example, our employee stock purchase plan and medical, dental, vision, life and disability insurance), we provide some supplemental benefits to executives. These benefits include:

•	Life Insurance. Our named executive officers in the United States receive Company-paid term life insurance equal to three times annual base salary, up to a maximum benefit of $1,500,000; this cap does not apply to the life insurance benefit provided to the CEO. As a comparison, other executives also receive Company-paid term life insurance equal to three times annual base salary up to a maximum of $1,500,000 and employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to employees. Mr. Hasler was provided life insurance equal to one times his annual base salary.

•	Tax Preparation, Financial and Estate Planning. Our named executive officers are eligible for reimbursement of expenses incurred for tax preparation, financial and/or estate planning services, as well as the purchase of tax preparation and/or financial planning software. Such reimbursements are considered taxable income to the executives and are subject to annual limits. None of our named executive officers received reimbursement in excess of the limit.

•	Automobile Allowance. Consistent with the benefits available to management employees of our Swiss affiliate, Mr. Hasler received a monthly automobile allowance. Under the structure of our Swiss automobile allowance program, a portion of the allowance was non-taxable and the balance was taxable to Mr. Hasler.

•	Expense Allowance. Consistent with the benefits available to management employees of our Swiss affiliate, Mr. Hasler received a monthly allowance for expenses, known locally as a “representation allowance.” This allowance was provided to cover each expense incurred that was less than CHF 50, and Mr. Hasler was allowed under our expense reimbursement policies to only expense items of greater than CHF 50.

Retirement Plans

The Company does not maintain a pension plan or a defined benefit plan.

The Company maintains a Supplemental Savings Plan, or SSP, which covers our United States executive officers and other management employees in the United States. The SSP replaced our prior deferred compensation plan, as well as the Biogen, Inc. Voluntary Executive Supplemental Savings Plan. Employees whose base salary and annual cash incentives for the year exceed a specified limit under Section 401(a)(17) of the Internal Revenue Code ($230,000 in 2008) receive a Company-paid “restoration match” on the portion of their base salary and annual cash incentive that exceeds this limit; the restoration match equals six percent of this excess compensation. This feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for this limit. In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual cash incentives to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP. The Company does not match these voluntary contributions to the SSP. Our SSP provides for immediate vesting of the restoration match, consistent with our immediate vesting of the Company match provided under our 401(k) plan

SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect performance of “notional investments” selected by the employee, or on a default investment if the employee does not make a selection. These investment options include the mutual funds offered under our 401(k) plan, as well as a fixed rate option which earns a rate of return determined each year by the Company’s Retirement Committee. In 2008, this rate of return was 8%. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our named executive officers during 2008 is shown in the Summary Compensation Table. We fund the SSP liabilities informally through corporate owned life insurance (COLI), which we purchase with the formal consent of SSP participants. The premiums on the COLI policies are paid from employees’ deferred compensation contributions and thus do not require separate funding by the Company. COLI does not create tax liabilities for the Company at any time, so these policies are a cost-effective way to fund the SSP liabilities. We believe that the COLI policies will be sufficient to cover Plan liabilities through the projected payout date so the Plan will not require direct funding by the Company.

The Company maintains a defined contribution retirement plan for executive officers, management and other highly compensated employees of our Swiss affiliate, which included Mr. Hasler. This plan provided for defined contributions by both Mr. Hasler and the Company. Each year’s contributions were based on required contributions by the participant and employer that totaled 20% of Mr. Hasler’s salary and bonus. Mr. Hasler was required to pay approximately 6.7% of his earnings into his plan account each year; the Company paid an amount approximately equal to 13.3% of Mr. Hasler’s earnings into his plan account each year. This plan does not guarantee a fixed return on investments higher than the minimum set by the Swiss government.

Post-termination Compensation and Benefits

We have a program in place under which all of our executives receive severance benefits if they are terminated without cause (and, in the case of Messrs. Mullen and Pickett, if they terminate for good reason) or in the event of an Involuntary Employment Action (as defined in our 2008 Omnibus Equity Plan) following a corporate transaction or a change in control. The benefits they receive depend on their position (or, in the case of Messrs. Mullen and Pickett, are included in their employment agreements). We provide these arrangements because we believe that some severance arrangements, as well as protection in the event of a corporate transaction or change in control, are necessary to enable executives to maintain their focus on the business during a period when they otherwise might be distracted. The terms of these arrangements and the amounts payable under them are described below under “Potential Payments Upon Termination or Change in Control.”

Recoupment of Compensation

We maintain policies to recover compensation from our employees who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Conduct, results in restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our 2008 Performance-Based Management Incentive Plan provides for the forfeiture and/or repayment of awards and our 2008 Omnibus Equity Plan also provides for the cancellation of LTI awards in these circumstances.

Amendments to Employment Agreements

In 2008, we amended Mr. Mullen’s and Dr. Pickett’s employment agreements for purposes of compliance with Section 409A of the Internal Revenue Code. The amendments, which were filed as Exhibits to our Form 10-K Annual Report for 2008, clarified definitions and processes to ensure that future payments would be either exempt from or in compliance with the Internal Revenue Code requirements for payment of deferred compensation.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based compensation.”

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Committee to preserve Section 162(m) tax deductibility of compensation payments. Changes to preserve tax-deductibility are adopted to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of Biogen Idec and its stockholders. Amounts of base salary above $1,000,000 and our time-vested restricted stock units are not deductible for our named executive officers. For 2008, our stock option grants, our annual cash incentive plan, our retention bonus program and Dr. Pickett’s performance-vested restricted stock unit grant were tax-deductible compensation under Section 162(m).

Maximum potential cash incentive awards under the 2008 annual cash incentive plan were determined for each named executive officer based on our non-GAAP net income for the year. The actual award to each executive was less than this maximum amount based on the degree of attainment of Company and individual performance goals set in the annual cash incentive plan described above. Dr. Pickett’s performance-vested restricted stock unit plan was similarly structured to ensure a maximum funded value was based on an objectively determined basis.

Under the management incentive plan approved by the Company’s stockholders in 2003, we limited tax-deductible performance-based incentive payments to $3,500,000 per executive per year. In 2008, we obtained stockholder approval of a new management incentive plan that permits us to continue to structure and provide performance-based awards that are tax-deductible. The 2008 MIP limits tax-deductible performance-based incentive payments to $6,000,000 per year for the Chief Executive Officer and $3,000,000 per year for each other executive.

Our new performance-vested restricted stock unit program has been designed to meet the Section 162(m) requirements for tax-deductible compensation, based on the provisions of the stockholder-approved 2008 Omnibus Equity Plan.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee (the “Committee”) furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen Idec management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

William D. Young, Chairman
Marijn E. Dekkers
Alan B. Glassberg
Lynn Schenk

Summary Compensation Table

The following table shows the compensation paid to or earned by the named executive officers during the years ended December 31, 2006, December 31, 2007 and December 31, 2008, for the year(s) in which he was a named executive officer.

							Change in
					Non-Equity Incentive Plan		Pension Value
					Compensation		and
					Annual		Nonqualified
					Cash		Deferred
			Stock	Option	Incentive	Retention	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Plan	Bonus Plan	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James C. Mullen	2008	$1,192,308	$3,436,823	$2,747,571	$2,400,000		$96,352	$257,919	$10,130,973
President and CEO	2007	$1,142,308	$2,735,728	$2,922,003	$1,943,500		$67,817	$210,786	$9,022,142
	2006	$1,084,616	$5,784,401	$3,209,365	$2,000,000		$54,063	$160,700	$12,293,145
Paul J. Clancy	2008	$492,308	$862,724	$468,732	$393,250	$750,000	$5,321	$48,655	$3,020,990
EVP and CFO	2007	$373,822	$442,994	$240,913	$280,800			$32,140	$1,370,669
Cecil B. Pickett	2008	$816,923	$3,077,747		$879,450	$1,230,000	$31,898	$91,215	$6,127,233
President, Research and Development	2007	$796,154	$5,566,577		$561,600		$14,043	$176,440	$7,114,814
Hans Peter Hasler	2008	$640,281	$997,565	$712,885	$728,530	$1,018,922		$254,140	$4,352,323
Former Chief Operating Officer(8)(9)
Robert A. Hamm	2008	$473,231	$1,051,326	$904,691	$360,360	$720,000	$21,947	$51,340	$3,582,895
Chief Operating Officer(9)	2007	$432,769	$1,649,137	$961,342	$238,056		$15,886	$43,108	$3,340,298
	2006	$408,396	$1,680,588	$781,011	$230,325		$13,243	$36,906	$3,150,469

Notes to Summary Compensation Table

(1)	The amounts in columns (d) and (e) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2006, 2007 and 2008 for unvested restricted stock, restricted stock units and stock options held by each executive officer. These amounts are attributable to awards granted in and prior to 2006, 2007 and 2008. The fair value of time-vested restricted stock and restricted stock units is based on the market value of our stock on the date of grant. The value of stock options is calculated using a Black-Scholes option pricing model. Assumptions used in this calculation are included on page F-30 in footnote 5 of the Company’s Form 10-K for 2006, on page F-30 in footnote 5 of the Company’s Form 10-K for 2007 and on page F-33 in footnote 6 of the Company’s Form 10-K for 2008. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts for Mr. Hamm reflect his eligibility for retirement-based accelerated vesting of his restricted stock, restricted stock units and stock options during each of those years.

(2)	The amounts in column (f) reflect the actual bonuses awarded under the Company’s Management Incentive Plan (Annual Cash Incentive Plan), which is discussed on page 30 in the section on our annual cash incentives.

(3)	The amounts in column (g) reflect actual bonuses awarded under our performance-based cash retention bonus program, which is discussed on page 31 in the section on our annual cash incentives.

(4)	The amounts in column (h) represent earnings in the Supplemental Savings Plan (SSP) that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rates for 2006 applied in this calculation were 5.52% in the first quarter, 6.25% in the second quarter, 6.12% in the third quarter and 5.77% in the fourth quarter. The federal long-term rates for 2007 applied in this calculation were 5.90% in the first quarter, 5.78% in the second quarter, 6.00% in the third quarter and 5.56% in the fourth quarter. The federal long-term rates for 2008 applied in this calculation were 5.05% in the first quarter, 5.26% in the second quarter, 5.40% in the third quarter and 5.25% in the fourth quarter. The SSP is discussed on page 35 in the section on our retirement plans. Mr. Hasler was a participant in the retirement plan we maintain for employees of our Swiss affiliate and which is discussed on page 35 in the section on our retirement plans.

(5)	The amounts in column (i) for 2008 reflect the following:

		Company
	Company	Contribution		Value of
	Matching	to SSP	Personal	Company-
	Contribution	or Swiss	Financial and	Paid Life
	to 401(k)	Retirement	Tax Planning	Insurance	Tax Gross-Up/
Executive Officer	Plan Account	Account	Reimbursement	Premiums	Equalization(6)	Other(7)

Mr. Mullen	$13,800	$174,348	$45,593	$3,110	$21,068
Mr. Clancy	$13,800	$32,586	$475	$891	$903
Dr. Pickett	$13,800	$68,911	$7,500	$990	$14
Mr. Hasler		$115,699	$17,011	$5,905	$78,792	$36,733
Mr. Hamm	$13,800	$28,877	$2,500	$863	$5,300

The amounts in column (i) for 2007 and 2006 differ from the amounts reported in prior years. Previously, these amounts had been reported as Other Compensation in the year in which the Company’s contribution was credited to the executives’ accounts. For 2008, based on newly published SEC staff guidance, the amounts reported are based on earnings for the year, regardless of when credited to the account.

(6)	The amounts for Messrs. Mullen, Clancy, Pickett and Hamm represent the gross-up for the Medicare tax incurred for Biogen Idec contributions to the executive’s SSP account from 2004 through 2007. This one-time payment was provided by the Company as a transition to collecting and paying this tax during each calendar year; effective in 2008, the Medicare taxes are paid directly by the executives and are not grossed up by the Company. The amount for Mr. Hasler reflects a tax equalization payment for U.S. tax liabilities arising from the exercise of stock options, plus a tax gross-up on that amount, as provided for in Mr. Hasler’s July 2003 employment agreement.

(7)	The amount for Mr. Hasler includes a $26,715 car allowance and a $10,018 representation allowance, each as described on page 34 in the section on our benefits.

(8)	The amounts for Mr. Hasler are converted from Swiss Francs to US Dollars based on the following methodology: (i) amounts reported in columns (c) and (i) are converted based on the average monthly currency exchange rate for the month in which the payment was made; and (ii) amounts reported in columns (f), (g) and (h) are converted based on the December 31, 2008 currency exchange rate. As the Company recognizes LTI expense in US Dollars, there is no conversion of the amounts in columns (d) and (e).

(9)	On March 30, 2009, Mr. Hamm was named Chief Operating Officer, replacing Mr. Hasler who resigned as Chief Operating Officer effective March 30, 2009. Prior to this appointment and throughout 2008, Mr. Hamm served as Executive Vice President, Pharmaceutical Operations and Technology.

2008 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2008.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant Date
									Number of	Number of	Exercise	Fair
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	Value of
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			or	Underlying	Option	Stock and
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(1)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

James C. Mullen	02/13/08	(2)							59,300			$3,750,132
	02/13/08	(3)								166,100	$63.24	$3,627,275
	02/13/08	(4)	$750,000	$1,500,000	$2,250,000
Paul J. Clancy	02/12/08	(2)							15,690			$950,186
	02/12/08	(3)								43,940	$60.56	$918,891
	02/12/08	(4)	$125,000	$250,000	$375,000
	02/12/08	(5)	$250,000	$500,000	$750,000
	08/01/08	(6)							6,000			$300,060
Cecil B. Pickett	02/12/08	(4)	$307,500	$615,000	$922,500
	02/12/08	(5)	$410,000	$820,000	$1,230,000
Hans Peter Hasler	02/12/08	(2)							17,340			$1,050,110
	02/12/08	(3)								48,570	$60.56	$1,015,715
	02/12/08	(4)	$203,785	$407,569	$611,354
	02/12/08	(5)	$339,641	$679,282	$1,018,923
	06/02/08	(7)							4,400			$270,204
	06/02/08	(8)								12,320	$61.41	$279,643
Robert A. Hamm	02/12/08	(2)							14,040			$850,262
	02/12/08	(3)								39,320	$60.56	$822,276
	02/12/08	(4)	$120,000	$240,000	$360,000
	02/12/08	(5)	$240,000	$480,000	$720,000

Notes to 2008 Grants of Plan-Based Awards Table

(1)	The amounts in this column represent the full grant date fair value as determined under SFAS 123(R). The value of stock options granted is based on Grant Date Present Value as calculated using a Black-Scholes option pricing model.

(2)	Annual grant of restricted stock units (RSUs). These RSUs are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(3)	Annual grant of stock options. These options have a ten-year term and are scheduled to vest 25% ratably on the first four anniversaries of the grant date.

(4)	Annual Cash Incentive Plan. The amounts shown in column (d) represent the 2008 target payout amount based on the target incentive percentage applied to each executive’s base salary as of December 31, 2008, with the amounts for Mr. Hasler converted from Swiss Francs to US Dollars based on the December 31, 2008 currency exchange rate. For 2008, the bonus targets were 125% of salary for Mr. Mullen, 75% of salary for Dr. Pickett, 60% for Mr. Hasler and 50% of salary for Mr. Clancy and Mr. Hamm. The amounts in columns (c), (d) and (e) assume that the executive’s individual multiplier was 100%. Column (c) represents a payment if the Company Multiplier was 50%. Column (d) represents a payment if the Company Multiplier was 100%. Column (e) represents a payment if the Company Multiplier was 150%. Our actual Company Multiplier for 2008 was 143%. This plan is described on page 30 in the section on our annual cash incentives.

(5)	Retention Bonus Program. The amounts shown in column (d) represent the 2008 target payout amount for each executive as of December 31, 2008, with the amounts for Mr. Hasler converted from Swiss Francs to US Dollars based on the December 31, 2008 currency exchange rate. The bonus targets were 100% of salary for each participating executive. Column (c) represents a payment if the Company Multiplier was 50%. Column (d) represents a payment if the Company Multiplier was 100%. Column (e) represents a payment at the actual Company Multiplier of 150%, which was the maximum. This plan is described on page 31 in the section on our annual cash incentives.

(6)	Grant of RSUs made under the 2008 Special LTI Grant authorized by the Committee. These RSUs are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(7)	Promotion grant of RSUs. These RSUs are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(8)	Promotion grant of stock options. These options have a ten-year term and are scheduled to vest 25% ratably on the first four anniversaries of the grant date.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2008 for each of the named executive officers.

				Option Awards(1)					Stock Awards(2)
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
						Equity					Plan	Market
						Incentive					Awards:	Value of
						Plan			Number	Market	Number	Unearned
						Awards:			of	Value of	of Unearned	Shares,
				Number of	Number of	Number of			Shares or	Shares or	Shares,	Units or
				Securities	Securities	Securities			Units of	Units of	Units or	Other
				Underlying	Underlying	Underlying			Stock	Stock	Other	Rights
				Unexercised	Unexercised	Unexercised	Option		That	That	Rights	That
				Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
				(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Grant Date			Exercisable	Unexercisable	(#)	($)	Date(1)	(#)(2)	($)(3)	(#)	($)
(a)	(b)	Notes		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

James C. Mullen	12/09/99	(4)		172,500			$62.28	12/08/09
	06/16/00	(5)		287,500			$51.85	06/15/10
	12/14/01			402,500			$49.03	12/13/11
	02/17/05	(6)		325,000			$67.57	02/16/15
	02/07/06				120,000		$44.59	02/06/16
	02/07/06								26,666	$1,270,102
	02/13/07			52,500	157,500		$49.17	02/12/17
	02/13/07								46,666	$2,222,702
	02/13/08				166,100		$63.24	02/12/18
	02/13/08								59,300	$2,824,459
Paul J. Clancy	03/05/01	(4	)(6)	28,750			$58.99	03/04/11
	12/14/01			4,761			$49.03	12/13/11
	12/06/02			10,005			$37.45	12/05/12
	02/06/04	(7)		13,000			$43.50	02/05/14
	02/17/05	(6)		8,400			$67.57	02/16/15
	02/06/06			5,494	5,496		$44.24	02/05/16
	02/06/06								1,480	$70,492
	08/01/06			3,000	3,000		$41.03	07/31/16
	08/01/06								833	$39,676
	02/12/07			4,525	13,575		$49.31	02/11/17
	02/12/07								4,666	$222,242
	06/01/07								6,000	$285,780
	09/04/07			5,000	15,000		$63.55	09/03/17
	09/04/07								5,333	$254,011
	02/12/08				43,940		$60.56	02/11/18
	02/12/08								15,690	$747,315
	08/01/08								6,000	$285,780
Cecil B. Pickett	10/02/06	(8)							60,000	$2,857,800
	10/02/06								14,800	$704,924
	06/01/07	(9)									90,000	$4,286,700
Hans Peter Hasler	02/17/05	(6)		22,500			$67.57	02/16/15
	02/06/06				20,450		$44.24	02/05/16
	02/06/06								5,466	$260,346
	02/12/07				38,850		$49.31	02/11/17
	02/12/07								13,333	$635,051
	11/01/07			1,725	5,175		$72.87	10/31/17
	11/01/07								1,800	$85,734
	02/12/08				48,570		$60.56	02/11/18
	02/12/08								17,340	$825,904
	06/02/08				12,320		$61.41	06/01/18
	06/02/08								4,400	$209,572
Robert A. Hamm	02/17/05	(6)		11,250			$67.57	02/16/15
	02/06/06				20,450		$44.24	02/05/16
	02/06/06								5,466	$260,346
	02/12/07				29,175		$49.31	02/11/17
	02/12/07								10,000	$476,300
	11/01/07			1,725	5,175		$72.87	10/31/17
	11/01/07								8,000	$381,040
	11/01/07								1,800	$85,734
	02/12/08				39,320		$60.56	02/11/18
	02/12/08								14,040	$668,725

Notes to Outstanding Equity Awards At 2008 Fiscal Year-End Table

(1)	All stock option grants were granted with a ten-year term and remain exercisable through the end of the date noted. Stock option grants vest 25% ratably over the first four anniversaries of grant unless otherwise noted.

(2)	Restricted stock unit awards vest 33% ratably on the first three anniversaries of grant unless otherwise noted.

(3)	Market value of awards is based on the closing price of our common stock as of December 31, 2008 ($47.63) as reported by NASDAQ.

(4)	These options vested 20% ratably over the first five anniversaries of grant.

(5)	These options vested 14.28% ratably over the first seven anniversaries of grant.

(6)	In December of 2005, all unvested options with exercise prices of $55.00 or higher were accelerated (fully vested) to avoid the associated expense under SFAS 123(R). The sale of these options by executive officers is restricted before which time as vesting would otherwise have taken place (or, if earlier, an executive officer’s last day of employment). Mr. Clancy is not subject to this sale restriction as he was not an executive officer at the time of the acceleration.

(7)	These options vests 25% ratably on the first four calendar year-ends following grant.

(8)	This grant to Dr. Pickett vests 25% ratably over the first four anniversaries of grant.

(9)	This grant of performance-vested restricted stock units to Dr. Pickett vests over three years on the dates corresponding to the assessment of results for the applicable performance period.

2008 Options Exercised and Stock Vested

Our executive officers are only able to exercise options, purchase shares or sell shares of Biogen Idec stock as part of pre-established trading plans. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a 60-day period following the establishment of a trading plan before any trades may be executed. Our policy is designed to protect against trading activity that may be perceived as suspect, while still providing our executives an opportunity to realize the value intended by the Company in granting option and stock awards.

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	Upon Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)

James C. Mullen	758,750	$17,805,448	50,001	$3,117,796
Paul J. Clancy			13,514	$788,308
Cecil B. Pickett			71,800	$3,860,784
Hans Peter Hasler	30,044	$603,586	13,034	$772,911
Robert A. Hamm	156,086	$2,767,194	15,367	$842,158

Notes to 2008 Options Exercised and Stock Vested Table

(1)	The value realized is the difference between the closing price of the common stock of the Company at the time of exercise and the option exercise price, times the number of shares acquired on each exercise.

(2)	Upon vesting, restricted stock units were settled in shares. Number of shares acquired on vesting includes shares withheld by us at the election of Messrs. Mullen (19,467 shares), Clancy (4,613), Hasler (790), Pickett (28,477) and Hamm (5,420) to pay the minimum withholding of taxes due upon vesting.

(3)	The value realized is calculated as the closing price of the common stock of the Company at the time of vesting times the total number of shares vested.

2008 Non-Qualified Deferred Compensation

The following table shows a summary of all contributions to, earnings on and distributions received from the non-qualified deferred compensation plan for each of the named executive officers for the year ended December 31, 2008. The account balances as of year-end include all contributions and amounts earned by the executives through the end of 2008 plus the contributions that the Company made in early 2009 based on earnings during 2008.

					Aggregate
			Aggregate	Aggregate	Balance
	Executive	Company	Earnings	Distributions in	at Last Fiscal
	Contributions in	Contributions in	in Last	Last Fiscal Year	Year-End
Name	Last Fiscal Year($)(1)	Last Fiscal Year($)(2)	Fiscal Year($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Mullen		$174,348	$286,137		$4,276,083
Paul J. Clancy		$32,586	$6,261		$137,895
Cecil B. Pickett	$1,411,963	$68,911	$97,624		$2,390,752
Hans Peter Hasler(5)	$55,813	$115,699	$14,938		$799,103
Robert A. Hamm		$28,877	$65,237		$965,237

Notes to 2008 Non-Qualified Deferred Compensation Table

(1)	The amounts in this column are also included in columns (c) and (f) of the Summary Compensation Table as non-qualified deferral of salary and non-qualified deferral of payments under the annual cash incentive plan, respectively.

(2)	The amounts in this column are also included in column (i) of the Summary Compensation Table as Company contributions to the Supplemental Savings Plan or, in the case of Mr. Hasler, the Swiss Retirement plan.

(3)	Earnings in excess of 120% of the applicable Federal long-term rate are reported in column (h) of the Summary Compensation Table for Messrs. Mullen ($96,352), Clancy ($5,321), Pickett ($31,898) and Hamm ($21,947). Earnings provided for Mr. Hasler were less than 120% of the applicable Federal long-term rate.

(4)	The following table lists the compensation deferrals during 2006 and 2007 by the named executive officers, as reported in our 2007 and 2008 proxy, respectively.

	Amounts Previously Reported as	Amounts Deferred During 2008
Name	Deferred During 2007	for 2007 Earnings

Cecil B. Pickett	$198,315	$545,265

(5)	The amounts for Mr. Hasler are based on the following methodology: (i) amounts reported in columns (b) and (c) are converted from Swiss Francs to US Dollars based on the average monthly currency exchange rate for the month in which the payment was made; and (ii) amounts reported in columns (d) and (f) are converted based on the December 31, 2008 currency exchange rate.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Arrangements for Messrs. Clancy and Hamm

Messrs. Clancy and Hamm participate in executive severance arrangements under which they are eligible to receive the following benefits:

•	In the event of a termination without cause, retirement, death or disability (as defined in our 2008 Omnibus Equity Plan), a lump sum severance payment equal to a minimum of nine months’ proration of the executive’s then annual base salary and target annual cash incentive, with an additional two and one-half months for each full year of service, to a maximum benefit of 21 months;

•	If, following a corporate transaction or a corporate change in control, the executive experiences an Involuntary Employment Action (as defined in our 2008 Omnibus Equity Plan), a lump sum severance payment equal to two times the executive’s then annual base salary plus target annual cash incentive. An

Involuntary Employment Action is, in summary, a termination by Biogen Idec or the surviving corporation without cause or a termination by the executive for specified reasons. This payment is in lieu of any payment in the preceding paragraph.

Our annual cash incentive plan provides for a prorated target bonus payment for terminations due to the death or disability of the participant, and for terminations arising from an Involuntary Employment Action. As the annual cash incentive plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, this amount is not included in the Potential Post-Termination Payments table.

The special performance-based cash retention bonus for 2008 discussed in the section “Annual Cash Incentives” was payable in early 2009 if the named executive officer was continuously employed through the date of payment. However, an amount would have also been payable if these named executive officers had experienced an Involuntary Employment Action. The target opportunity, which was equal to one times the executive officer’s annual base salary, would have been paid if an executive officer experienced an Involuntary Employment Action before December 31, 2008. The target opportunity multiplied by the Company Multiplier would have been paid if an executive officer experienced an Involuntary Employment Action on or after December 31, 2008. As the Committee approved a Company Multiplier of 150%, the table reflects 150% of the target opportunity.

In any case where severance is payable under the plan, these executive officers would also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance payment period or the date the executive becomes eligible to participate in another employer’s medical and dental insurance plans. These executive officers are also provided up to nine months of executive-level outplacement services at our cost.

If payments to these executive officers in the event of a Change in Control are subject to excise tax under Internal Revenue Code Section 4999, we will pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount (a “280G tax gross-up”), so that the executive officer realizes the full intended benefit.

Mr. Hasler’s Arrangements

Prior to his resignation from the position of Chief Operating Officer, Mr. Hasler’s arrangements were the same as those for Messrs. Clancy and Hamm. The Company announced Mr. Hasler’s resignation from this position on March 30, 2009. Mr. Hasler will not receive any payments in connection with his resignation.

Dr. Pickett’s Arrangements

Under Dr. Pickett’s employment agreement, he would be entitled to a lump sum severance payment in the event his employment is terminated by us without cause or if he terminates his employment for good reason. Definitions of termination for cause and termination for good reason are specified in Dr. Pickett’s employment agreement. The lump sum severance payment would be the lesser of 21 months and the number of months (prorated) between the effective date of termination and date on which he reaches age 65, of his annual base salary and target annual cash incentive at the time of his termination.

If, following a corporate transaction or a corporate change in control, Dr. Pickett experiences an Involuntary Employment Action (as defined in the 2008 Omnibus Equity Plan), he would be entitled to a lump sum severance payment equal to two times his annual base salary and target annual cash incentive at the time of his termination. This payment is in lieu of any payment in the preceding paragraph.

Our annual cash incentive plan provides for a prorated target bonus payment for terminations due to the death or disability of the participant, and for terminations arising from an Involuntary Employment Action. As the annual cash incentive plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, this amount is not included in the Potential Post-Termination Payments table.

The special performance-based cash retention bonus for 2008 discussed in the section “Annual Cash Incentives” would have also been payable to Dr. Pickett if he had experienced an Involuntary Employment Action. The target opportunity, which was equal to one times Dr. Pickett’s annual base salary, would have been paid if he experienced an Involuntary Employment Action before December 31, 2008. The target opportunity multiplied by the Company Multiplier would have been paid if he experienced an Involuntary Employment Action on or after December 31, 2008. As the Committee approved a Company Multiplier of 150%, the table reflects 150% of the target opportunity.

In any case where severance is payable to Dr. Pickett, he will also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance payment term, the date upon which he becomes eligible to participate in another employer’s medical or dental plans or the date upon which he becomes eligible for benefits under Medicare.

If payments to Dr. Pickett in the event of a Change in Control are subject to excise tax under Internal Revenue Code Section 4999, we will pay him an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise amount, so that Dr. Pickett realizes the full intended benefit.

Mr. Mullen’s Arrangements

Under Mr. Mullen’s employment agreement, if he is terminated by us without cause or if he terminates his employment for good reason, or in the event Mr. Mullen is terminated or terminates his employment for reasons specified in his employment agreement, he would be entitled to a lump sum severance payment in an amount equal to three times the sum of his annual base salary and target annual cash incentive at the time of termination. Mr. Mullen would also receive continuation of medical, dental and supplemental life insurance benefits until the earlier of 36 months or the date upon which he becomes eligible to receive substantially comparable benefits through another employer, and a supplemental payment to cover the employment-related taxes on these benefits and the tax on the amount of the supplemental payment. In addition, all of Mr. Mullen’s then outstanding equity awards which were not yet vested or exercisable would become immediately vested or exercisable upon such termination in accordance with the provisions of the equity plan under which they were granted.

In the event of Mr. Mullen’s termination of employment by us due to his disability, he would receive a lump sum payment in an amount equal to his annual base salary and his target annual cash incentive for the year of termination. In the event of his death or termination due to disability, all of Mr. Mullen’s then outstanding unvested equity awards would immediately vest or become exercisable upon such termination in accordance with the provisions of the equity plan under which they were granted.

If payments in an amount greater than $100,000 made to Mr. Mullen under the agreement (or any other plan or agreement) are subject to excise tax under Internal Revenue Code Section 4999, the employment agreement provides that we will pay him an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount, so that he realizes the full intended benefit.

Awards Under Equity Plans

A change in control, in brief, is the acquisition by one or more persons of more than 50% of our outstanding stock, other than in connection with a merger or consolidation, or a change in a majority of our incumbent directors other than as approved by a majority of our current incumbent directors and directors they have elected or whose nomination they have approved. If a change in control occurs, all outstanding options and stock awards under our equity plans become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date.

In the event of a corporate transaction, which is, in brief, a merger or consolidation other than one in which our stockholders acquire or retain 50% or more of the voting power of the surviving corporation, or a liquidation, dissolution or sale of all or substantially all of the assets of Biogen Idec, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed, and an executive officer’s employment is terminated in an Involuntary Employment Action, the equity awards that are assumed will become fully vested and exercisable. Under the 1985, 2003, 2005 and 2008 Equity Plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen Idec after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable would become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. These vested options remain exercisable for 36 months or until the original option expiration date, if sooner.

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on December 31, 2008 and the calculations use the closing price of our common stock on December 31, 2008 (the last trading day of 2008), which was $47.63 per share.

	Voluntary
	Termination for
	Good Reason		Termination by the
	Unrelated to		Company Without
	Corporate		Cause and Not	Employment Action
	Transaction or		Following a Corporate	Following a Corporate
	Change in		Transaction or Change	Transaction or Change
Name and Payment Elements(1)	Control(2)	Retirement	in Control	in Control
(a)	(b)	(c)	(d)	(e)

James C. Mullen Cash Compensation Severance	$8,100,001		$8,100,001	$8,100,001
Equity Awards Options	$364,800		$364,800	$364,800
Restricted Stock Units	$6,317,262		$6,317,262	$6,317,262
Benefits and Perquisites Medical, Dental and Supplemental Life	$45,177		$45,177	$45,177
280G Tax Gross-Up	$0		$0	$0
Total	$14,827,240		$14,827,240	$14,827,240

Paul J. Clancy Cash Compensation Severance			$1,312,501	$1,500,001
Retention Bonus				$750,000
Equity Awards Options				$38,431
Restricted Stock				$1,905,295
Benefits and Perquisites Medical and Dental			$12,573	$14,369
Outplacement			$14,000	$14,000
280G Tax Gross-Up				$287,677
Total			$1,339,074	$4,509,773

Cecil B. Pickett Cash Compensation Severance	$2,511,251		$2,511,251	$2,870,001
Retention Bonus				$1,230,000
Equity Awards Restricted Stock				$7,849,424
Benefits and Perquisites Medical and Dental	$8,593		$8,593	$9,820
280G Tax Gross-Up				$1,206,049
Total	$2,519,844		$2,519,844	$13,165,294

Hans Peter Hasler(4) Cash Compensation Severance			$1,901,988	$2,173,701
Retention Bonus				$1,018,923
Equity Awards Options				$69,326
Restricted Stock				$2,016,607
Benefits and Perquisites Outplacement			$14,000	$14,000
280G Tax Gross-Up				$0
Total			$1,915,988	$5,292,557

	Voluntary
	Termination for
	Good Reason		Termination by the
	Unrelated to		Company Without
	Corporate		Cause and Not	Employment Action
	Transaction or		Following a Corporate	Following a Corporate
	Change in		Transaction or Change	Transaction or Change
Name and Payment Elements(1)	Control(2)	Retirement	in Control	in Control
(a)	(b)	(c)	(d)	(e)

Robert A. Hamm(5) Cash Compensation Severance			$1,260,001	$1,440,001
Retention Bonus				$720,000
Equity Awards Options		$62,393	$62,393	$69,326
Restricted Stock		$1,684,931	$1,684,931	$1,872,145
Benefits and Perquisites Medical and Dental			$8,593	$9,820
Outplacement			$14,000	$14,000
280G Tax Gross-Up				$0
Total		$1,747,324	$3,029,918	$4,125,292

Notes to Post-Termination Payments Table

(1)	This table excludes payments under our annual cash incentive plan that would have been earned based on employment on December 31, 2008. In the event of an executive’s death or disability, the value of the accelerated stock options and restricted stock units would be as shown in column (e).

(2)	Only Messrs. Mullen and Pickett are eligible to receive benefits upon termination for good reason unrelated to a corporate transaction or a change in control.

(3)	The Retention Bonus Program, discussed on page 31, provided for payout based on the Company Multiplier if an executive officer experienced a termination due to a change in control, corporate transaction or Involuntary Employment Action on or after December 31, 2008. The amounts shown in the table reflect the actual Company Multiplier of 150%.

(4)	Mr. Hasler resigned from the position of Chief Operating Officer on March 30, 2009. Mr. Hasler will not receive any payments in connection with his resignation. Cash Compensation amounts for Mr. Hasler are converted from Swiss Francs to US Dollars based on the December 31, 2008 currency exchange rate.

(5)	As of December 31, 2008, Mr. Hamm meets the eligibility definition for retirement, which is at least 55 years of age with at least 10 full years of completed service with the Company. If Mr. Hamm retired as of December 31, 2008, 90% of his unvested stock options and restricted stock awards and units would accelerate and vest.

Director Compensation

This section describes the compensation of our non-employee directors and presents actual compensation in tabular form for those directors who served during 2008. Of the directors included in our discussion and tables, Dr. Keller retired from our Board of Directors effective July 9, 2008, Ms. Leaming was elected to our Board of Directors January 8, 2008, Mr. Papadopoulos was elected to our Board of Directors at the 2008 annual meeting of stockholders effective July 9, 2008 and Mr. Posner was elected to our Board of Directors July 23, 2008. All other directors served throughout all of 2008.

Employee members of our Board of Directors (Messrs. Mullen and Pickett) receive no compensation for their service on the Board of Directors. The following table presents the retainers and fees for all non-employee members of our Board of Directors in effect during 2008:

	January 1, 2008 -	July 1, 2008 -
	June 30, 2008	December 31, 2008

Annual Board Retainer	$25,000	$35,000
Annual Retainers (In addition to Annual Board Retainer)
Non-Executive Chairman of the Board	$60,000	$60,000
Finance and Audit Committee Chair	$20,000	$20,000
Compensation and Management Development Committee Chair	$10,000	$15,000
Corporate Governance Committee Chair	$10,000	$15,000
Transaction Committee Chair	$10,000	$15,000
Finance and Audit Committee Member (other than Chair)	$5,000	$5,000
Board of Directors Meetings (per meeting day)
In-person attendance	$2,500	$2,500
Telephonic attendance	$1,250	$1,500
Committee Meetings (per meeting)	$1,000	$1,500

Our non-employee directors are eligible to be paid a fee of $1,000 for each full day of service to the Company other than in connection with meetings of our Board of Directors or its committees.

Our directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan. If directors choose to defer compensation, the plan periodically will credit their accounts with amounts of “deemed investment results” as if their deferred compensation was deposited into investment funds available under our employee 401(k) plan. Alternatively, directors can choose a fixed rate option under this plan whereby the “deemed investment results” earn a rate of return specified annually (8% in 2008) by the committee that administers the plan (the Company’s Retirement Committee). The administration of this program is at nominal expense to the Company.

Directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to the Board unrelated to meetings of the Board of Directors or its committees.

The 2006 Non-Employee Directors Equity Plan was approved by stockholders at the 2006 Annual Stockholders Meeting. Under the plan, upon initial election to the Board, non-employee directors receive an initial award, the amount and type of which shall be determined by the Compensation Committee and the Corporate Governance Committee, of up to a maximum of 35,000 shares of our common stock (or 50,000 for the non-executive Chairman of the Board). Initial grants vest ratably in equal annual installments over three years from the date of grant. In addition, non-employee directors receive annual grants effective with the date of each annual stockholders meeting (or a pro rata grant upon election to the Board other than at an annual stockholders meeting), the amount and type of which shall be determined by these Committees, up to 17,500 shares of our common stock (or 30,000 for the non-executive Chairman of the Board). Annual grants vest on the one-year anniversary of the date of grant.

Grants to directors are recommended by both the Compensation Committee and the Corporate Governance Committee and approved by the Board of Directors, with the non-executive Chairman recused from discussion and voting upon his awards. The number of stock options and restricted stock units granted to our directors is based on an assessment of competitive practices among Biogen Idec’s peers. This analysis was prepared and presented by Watson Wyatt to the Compensation Committee. The approved grant date fair value of $240,000 for each director was between the median ($215,000) and 75th percentile ($353,000) of our peers and was divided evenly in terms of value between stock options and restricted stock units.

Awards granted under the 2006 Equity Plan will be subject to accelerated vesting upon termination of Board service by reason of death, disability, retirement and change in control (as such terms are defined in the plan). In addition, director awards will become fully vested upon an involuntary termination of Board service within two years following certain mergers or other corporate transactions, as defined in the plan.

Our directors are only able to exercise options, purchase shares or sell shares of Biogen Idec stock as part of pre-established trading plans. Trading plans may only be entered into when the director is not in possession of material non-public information about the Company, and we require a 60-day period following the establishment of a trading plan before any trades may be executed. Our policy is designed to protect against trading activity that may be perceived as suspect, while still providing our directors an opportunity to realize the value intended by the Company in granting option and stock awards.

On May 30, 2007, our directors adopted share ownership guidelines for our non-employee directors. These guidelines provide that each director other than the non-executive Chairman is to own 5,000 shares of Biogen Idec stock outright within five years following May 30, 2007, or within five years following initial election for directors elected after May 30, 2007. Under the guidelines, the non-executive Chairman is to own 10,000 shares of Biogen Idec stock outright within five years following May 30, 2007.

2008 Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Lawrence C. Best	$83,000	$114,683	$111,753				$309,436
Marijn E. Dekkers	$72,750	$114,683	$342,628				$530,061
Alan B. Glassberg	$86,250	$114,683	$111,753				$312,686
Thomas F. Keller(5)	$51,250				$23,447		$74,697
Nancy L. Leaming(6)	$93,250	$111,338	$325,080				$529,668
Robert W. Pangia	$104,250	$114,683	$111,753				$330,686
Stelios Papadopoulos(7)	$33,500	$64,803	$191,738				$290,041
Brian S. Posner(8)	$39,000	$55,099	$182,176				$276,275
Bruce R. Ross	$158,250	$229,367	$223,506				$611,123
Lynn Schenk	$87,750	$114,683	$111,753				$314,186
Phillip A. Sharp	$77,250	$114,683	$111,753				$303,686
William D. Young	$88,500	$114,683	$111,753				$314,936

Notes to 2008 Director Compensation Table

(1)	The amounts in column (c) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2008 for unvested restricted stock units held by each director. These amounts are attributable to awards granted in and prior to 2008. The fair value of restricted stock units is based on the market value of our stock on the date of grant. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts in column (d) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2008 for unvested stock options held by each director. These amounts are attributable to stock options granted in and prior to 2008. Assumptions used in the calculation of these amounts are included on page F-33 in footnote 6 of the Company’s Form 10-K for 2008. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The amounts in column (f) represent earnings in the Voluntary Board of Directors Savings Plan that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rates for 2008 applied in this calculation were 5.05% in first quarter, 5.26% in the second quarter, 5.40% in the third quarter and 5.25% in fourth quarter.

(4)	No disclosure is required in this column because the values of perquisites or other personal benefits provided to each director do not exceed $10,000.

(5)	Dr. Keller retired from our Board of Directors effective July 9, 2008.

(6)	Ms. Leaming was elected to our Board of Directors effective January 8, 2008.

(7)	Mr. Papadopoulos was elected to our Board of Directors at the 2008 annual meeting of stockholders effective July 9, 2008.

(8)	Mr. Posner was elected to our Board of Directors effective July 23, 2008.

	Grant Date Value of Equity Awarded in 2008
	Stock Award Grant Date Value	Stock Option Grant Date Value
Name	($)(1)	($)(2)

Lawrence C. Best	$121,299	$117,794
Marijn E. Dekkers	$121,299	$117,794
Alan B. Glassberg	$121,299	$117,794
Thomas F. Keller(3)
Nancy L. Leaming(4)	$168,873	$836,774
Robert W. Pangia	$121,299	$117,794
Stelios Papadopoulos(5)	$121,299	$841,094
Brian S. Posner(6)	$124,915	$994,711
Bruce R. Ross	$242,597	$235,589
Lynn Schenk	$121,299	$117,794
Phillip A. Sharp	$121,299	$117,794
William D. Young	$121,299	$117,794

(1)	Grant date fair value of 2008 annual restricted stock unit (RSU) grants to non-employee directors, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in shares on the first anniversary of the grant date.

(2)	Grant date fair value of 2008 annual stock option grants to non-employee directors and stock option grants in connection with initial election as a non-employee director, as described in the narrative preceding this table. The 2008 annual stock option grants are scheduled to vest in full on the first anniversary of the grant date and the stock option grants in connection with initial election are scheduled to vest as described in footnotes 4, 5 and 6.

(3)	Dr. Keller retired from our Board of Directors effective July 9, 2008.

(4)	Ms. Leaming was elected to our Board of Directors on January 8, 2008. In addition to the annual grants of stock options described in note (2) above and in accordance with the 2006 Non-Employee Directors Equity Plan, she received an initial grant of 35,000 stock options on January 8, 2008. These stock options are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(5)	Mr. Papadopoulos was elected to our Board of Directors at the 2008 annual meeting of stockholders effective July 9, 2008. In addition to the annual grants of stock options described in note (2) above and in accordance with the 2006 Non-Employee Directors Equity Plan, he received an initial grant of 35,000 stock options on June 19, 2008. These stock options are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(6)	Mr. Posner was elected to our Board of Directors on July 23, 2008. In addition to the annual grants of stock options described in note (2) above and in accordance with the 2006 Non-Employee Directors Equity Plan, he received an initial grant of 35,000 stock options on July 23, 2008. These stock options are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

Director Equity Outstanding at 2008 Fiscal Year-End

	Option Awards(1)		Stock Awards(2)
	Number of Securities	Number of Securities	Number of Shares or
	Underlying Unexercised	Underlying Unexercised	Units of Stock That
	Options (#)	Options (#)	Have Not Vested
Name	Exercisable	Unexercisable	(#)
(a)	(b)	(c)	(d)

Lawrence C. Best	69,575	5,700	2,050
Marijn E. Dekkers	17,617	29,033	2,050
Alan B. Glassberg	81,575	5,700	2,050
Thomas F. Keller(3)	52,950
Nancy L. Leaming		42,900	2,900
Robert W. Pangia	111,575	5,700	2,050
Stelios Papadopoulos		40,700	2,050
Brian S. Posner		39,900	1,750
Bruce R. Ross	71,275	11,400	4,100
Lynn Schenk	46,575	5,700	2,050
Phillip A. Sharp	98,325	5,700	2,050
William D. Young	81,575	5,700	2,050

Notes to Director Equity Outstanding at 2008 Fiscal Year-End Table

(1)	All stock options were granted with a ten-year term. Stock options granted to non-employee Directors as part of the annual grant vest in full on the first anniversary of grant. Stock options granted to Ms. Leaming, Mr. Papadopoulos and Mr. Posner in connection with their initial election to the Board vest in equal thirds on the first three anniversaries of the grant.

(2)	Restricted stock units granted to non-employee Directors as part of the annual grant vest in full on the first anniversary of the grant.

(3)	The post-retirement exercise period for each of Dr. Keller’s grants is governed by the terms of the equity plan under which the options were granted.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct and Corporate Governance Principles, both of which are posted on our corporate website, www.biogenidec.com in the “Company” section under “Corporate Governance,” together with our Conflict of Interest Policy, set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules. In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving the Company, the Finance and Audit Committee must review and approve all such proposed transactions or courses of dealing. There are no such relationships or transactions that are required to be disclosed in this Proxy Statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles, and our Corporate Governance Principles state that our Board of Directors will not permit any waiver of any ethics policy for any director or officer.

Other

In accordance with the indemnification provisions of our Bylaws, we pay the expenses incurred by our directors and, except in certain circumstances, officers (including our executive officers) in defending actions, suits or proceedings brought against them due to the fact that they are one of our directors or officers in advance of the final disposition of such actions, suits or proceedings upon receipt of an undertaking by them to repay the advanced expenses if it is ultimately determined that they are not entitled to be indemnified under the General Corporation Law of the State of Delaware.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

Equity Compensation Plan Table

The following table provides information as of December 31, 2008 about:

•	the number of shares of common stock to be issued upon exercise of outstanding options and vesting of restricted stock units under plans adopted and assumed by us as described in the Compensation Discussion and Analysis;

•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and

•	the number of shares of common stock available for future issuance under our active plans — the 2008 Omnibus Equity Plan, the 2006 Non-Employee Directors Equity Plan and the 1995 Employee Stock Purchase Plan.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available for
	Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (excluding
	Outstanding Options	Outstanding	securities reflected in
	and Rights(1)	Options and Rights(2)	column(a))(3)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	17,757,618	$53.53	24,901,973
Equity compensation plans not approved by stockholders	—	—	—
Total	17,757,618	$53.53	24,901,973

(1)	In connection with the merger of Biogen, Inc. with a subsidiary of IDEC Pharmaceuticals Corporation, we assumed all of Biogen, Inc.’s then outstanding options. On an as-converted basis, the options that we assumed from Biogen, Inc. are categorized as follows: (i) as of December 31, 2008, outstanding options to purchase 114,250 shares of common stock under the Biogen, Inc. 1987 Scientific Board Stock Option Plan with a weighted average exercise price of $42.59; and (ii) as of December 31, 2008, outstanding options to purchase 3,064,977 shares of common stock under the Biogen, Inc. 1985 Stock Option Plan with a weighted average exercise price of $50.98.

(2)	The weighted-average exercise price includes all outstanding stock options, including the as-converted Biogen, Inc. options described in footnote (1), but does not include restricted stock units, which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $36.47. The total number of restricted stock units included in column (a) is 5,659,054.

(3)	Of these shares, (i) 20,033,198 remain available for future issuance under our 2008 Omnibus Equity Plan, (ii) 448,475 remain available for future issuance under our 2006 Non-Employee Directors Equity Plan and (iii) 4,420,300 remain available under our 1995 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under the 2008 Omnibus Equity Plan and the 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2010 annual meeting of stockholders must be received by our Secretary no later than [     ] to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in our proxy statement for the 2010 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the anniversary of the date this Proxy Statement was released to stockholders in connection with our 2009 annual meeting of stockholders. However, if the date of the 2010 annual meeting of stockholders is changed by more than 30 days from the annual meeting date contemplated at the time of this Proxy Statement, we must receive the stockholder’s notice not earlier than the close of business on the 120th day prior to the 2010 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2010 annual meeting of stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2010 annual meeting of stockholders is first made.

All stockholder proposals should be sent to our executive offices at 14 Cambridge Center, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation and Management Development Committee Report, the Finance and Audit Committee Report, the content of www.biogenidec.com, including the charters of the committees of our Board of Directors, our Corporate Governance Principles, our Finance and Audit Committee Practices and our Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you if you write or call Investor Relations, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142, (617) 679-2812. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. The Company estimates that the total expenditures relating to the Company’s current proxy solicitation (other than salaries and wages of officers and employees) will be approximately $[ ], of which approximately $[ ] has been incurred as of the date hereof. In addition to solicitation by mail, our directors, executive officers and employees identified in Appendix B may, without additional compensation, solicit proxies in person or by telephone or other electronic means.

The Company has retained Innisfree M&A Incorporated as proxy solicitors, at an estimated fee of $750,000 plus reasonable out-of-pocket expenses, to assist in the proxy solicitation. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s common stock. Innisfree has advised the Company that approximately up to 125 of its employees will be involved in the proxy solicitation by Innisfree on behalf of the Company. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

The Company has retained Kekst and Company as its public relations adviser in connection with the proxy solicitation. The Company has agreed to pay customary compensation for such services and to reimburse Kekst and Company for its out-of-pocket expenses arising out of or in connection with the engagement. The Company has also agreed to indemnify Kekst and Company against certain liabilities arising out of or in connection with the engagement.

Other Matters

Our Board of Directors knows of no other business which will be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By order of our Board of Directors:

Susan H. Alexander
Secretary

Cambridge, Massachusetts
[DATE]

APPENDIX A

AMENDMENTS TO SECOND AMENDED AND RESTATED BYLAWS

(PROPOSAL 3)

The first paragraph of Section 2.2 of the Company’s Bylaws shall be amended as follows, with deletions indicated by strike throughs and additions indicated by underlining:

2.2 Annual Meeting

Annual meetings of stockholders shall be held each year at such place, date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect~~by a plurality vote~~ the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except in a contested election, the vote required for the election of a director by the stockholders shall be the affirmative vote of a majority of the votes cast in favor of or against a nominee. In a contested election, directors shall be elected by a plurality of the votes so cast. A contested election shall be one in which there are more nominees than positions on the Board to be filled at the meeting as of the fourteenth (14th) day prior to the date on which the corporation files its definitive proxy statement with the Securities and Exchange Commission. Any subsequent amendment or supplement of the definitive proxy statement shall not affect the status of the election. The stockholders shall also transact such other business as may properly be brought before the meeting.

A new Section 3.16 shall be added to the Company’s Bylaws to read as follows:

3.16 Conditional Resignation

The Board shall not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board. In addition, the Board shall not fill a director vacancy or newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board, the same form of resignation.

If an incumbent director fails to receive the number of votes required for reelection, the Board (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include, without limitation, the stated reason or reasons why stockholders voted against such director’s reelection, the qualifications of the director (including, for example, whether the director is an “audit committee financial expert”), and whether accepting the resignation would cause the Company to fail to meet any applicable listing standards or would violate state law. The Board shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.

A-1

APPENDIX B

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following table sets forth the name and the present principal occupation or employment of our officers and employees, and the names of our directors, who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting. The principal occupations of our directors who are considered “participants” in our solicitation are set forth under the section above titled “Proposal 1: Election of Directors” of this Proxy Statement. The business address of each participant is Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142.

Name	Occupation/Position

Susan H. Alexander	Executive Vice President and General Counsel
Lawrence C. Best	Director
Paul J. Clancy	Chief Financial Officer
Marijn E. Dekkers, Ph.D.	Director
Alan B. Glassberg, M.D.	Director
Nancy L. Leaming	Director
James C. Mullen	Director; Chief Executive Officer
Robert W. Pangia	Director
Michael Panzara	Vice President and Chief Medical Officer
Stelios Papadopoulos, Ph.D.	Director
Cecil B. Pickett, Ph.D.	Director; President, Research and Development
Brian S. Posner	Director
Bruce R. Ross	Director
Lynn Schenk	Director
Phillip A. Sharp, Ph.D.	Director
William Sibold	Senior Vice President, U.S. Commercial
Elizabeth F. Woo	Vice President, Investor Relations
William D. Young	Director

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of March 30, 2009 by the directors listed above and Mr. Clancy are set forth in the section titled “Stock Ownership” of this Proxy Statement. Shares beneficially owned by Ms. Alexander are included in the “Directors and executive officers as a group (18 persons)” line item under such section. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares beneficially owned as of March 30, 2009 include shares subject to options that are currently exercisable or exercisable within 60 days of March 30, 2009 and shares subject to restricted stock units that vest within 60 days of March 30, 2009

Ms. Alexander is the beneficial owner, as of March 30, 2009, of 9,816 shares of our common stock, options to purchase 69,730 shares of common stock, and no shares subject to restricted stock units.

Mr. Panzara is the beneficial owner, as of March 30, 2009, of 356 shares of our common stock, options to purchase 5,437 shares of common stock and no shares subject to restricted stock units.

Mr. Sibold is the beneficial owner, as of March 30, 2009, of 25 shares of our common stock, options to purchase 8,904 shares of common stock and 653 shares subject to restricted stock units.

Ms. Woo is the beneficial owner, as of March 30, 2009, of 865 shares of our common stock, options to purchase 15,368 shares of common stock and no shares subject to restricted stock units.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” between March 30, 2007 and March 30, 2009. Except as described in this Proxy Statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

			Transaction
Name	Date	# of Shares	Footnote

Susan H. Alexander	1/30/2008	(1,129)	(6)
	2/12/2008	(1,271)	(6)
	2/12/2008	14,040	(2)
	2/12/2008	39,320	(1)
	2/15/2008	(847)	(6)
	7/8/2008	(8,599)	(4)
	7/22/2008	(2,000)	(4)
	8/1/2008	6,000	(2)
	1/30/2009	(1,146)	(6)
	2/12/2009	(1,486)	(6)
	2/12/2009	(1,217)	(6)
	2/15/2009	(847)	(6)
	2/24/2009	9,400	(2)
	2/24/2009	25,000	(1)
Lawrence C. Best	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
	6/19/2008	2,050	(2)
	6/19/2008	5,700	(1)
Paul J. Clancy	6/1/2007	9,000	(2)
	8/1/2007	(265)	(6)
	9/4/2007	8,000	(2)
	9/4/2007	20,000	(1)
	2/6/2008	(522)	(6)
	2/12/2008	(742)	(6)
	2/12/2008	43,940	(1)
	2/12/2008	15,690	(2)
	2/12/2008	(958)	(4)
	2/17/2008	(1,017)	(6)
	2/21/2008	(2,183)	(4)
	6/1/2008	(953)	(6)
	7/1/2008	(4,208)	(4)
	8/1/2008	6,000	(2)
	8/1/2008	(265)	(6)
	8/8/2008	(368)	(4)
	8/8/2008	(200)	(4)
	9/4/2008	(1,114)	(6)
	9/19/2008	(1,553)	(4)

			Transaction
Name	Date	# of Shares	Footnote

	2/6/2009	(529)	(6)
	2/12/2009	(741)	(6)
	2/12/2009	(1,661)	(6)
	2/24/2009	10,070	(2)
	2/24/2009	26,785	(1)
Marijn E. Dekkers, Ph.D.	5/31/2007	2,300	(2)
	5/31/2007	35,000	(1)
	5/31/2007	5,950	(1)
	6/19/2008	5,700	(1)
	6/19/2008	2,050	(2)
Alan B. Glassberg, M.D.	5/30/2007	20,000	(3)
	5/30/2007	(20,000)	(4)
	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
	4/29/2008	10,000	(3)
	4/29/2008	(10,000)	(4)
	6/19/2008	5,700	(1)
	6/19/2008	2,050	(2)
Nancy L. Leaming	1/8/2008	850	(2)
	1/8/2008	2,200	(1)
	1/8/2008	35,000	(1)
	6/19/2008	2,050	(2)
	6/19/2008	5,700	(1)
	1/13/2009	(340)	(4)
James C. Mullen	2/7/2008	(9,725)	(6)
	2/13/2008	(9,742)	(6)
	2/13/2008	59,300	(2)
	2/13/2008	166,100	(1)
	4/11/2008	745,750	(3)
	4/11/2008	(745,750)	(4)
	4/14/2008	200	(3)
	4/14/2008	(200)	(4)
	4/15/2008	12,800	(3)
	4/15/2008	(12,800)	(4)
	2/7/2009	(9,228)	(6)
	2/13/2009	(9,742)	(6)
	2/13/2009	(8,253)	(6)
	2/25/2009	49,455	(2)
	2/25/2009	131,530	(1)
Robert W. Pangia	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
	4/8/2008	30,000	(3)
	4/8/2008	(30,000)	(4)
	6/19/2008	5,700	(1)

			Transaction
Name	Date	# of Shares	Footnote

	6/19/2008	2,050	(2)
Michael Panzara	3/30/2007	188	(5)
	6/1/2007	6,000	(2)
	6/29/2007	78	(5)
	7/12/2007	2,984	(3)
	7/12/2007	(2,984)	(4)
	7/12/2007	500	(3)
	7/12/2007	(500)	(4)
	7/12/2007	1,493	(3)
	7/12/2007	(1,493)	(4)
	8/15/2007	966	(3)
	8/15/2007	(966)	(4)
	9/6/2007	9,200	(3)
	9/6/2007	(9,200)	(4)
	9/28/2007	42	(5)
	10/3/2007	(395)	(4)
	10/15/2007	5,000	(3)
	10/15/2007	(5,000)	(4)
	12/31/2007	1,493	(3)
	12/31/2007	(1,493)	(4)
	12/31/2007	49	(5)
	2/6/2008	500	(3)
	2/6/2008	(500)	(4)
	2/6/2008	(85)	(6)
	2/6/2008	(496)	(6)
	2/12/2008	2,890	(2)
	2/12/2008	8,090	(1)
	2/12/2008	(477)	(6)
	2/12/2008	(1,019)	(4)
	2/17/2008	(455)	(6)
	2/19/2008	(1,023)	(4)
	2/21/2008	(975)	(4)
	3/31/2008	109	(5)
	6/1/2008	(635)	(6)
	6/4/2008	(1,365)	(4)
	6/30/2008	51	(5)
	7/21/2008	2,915	(3)
	7/21/2008	(2,915)	(4)
	9/30/2008	47	(5)
	12/1/2008	3,500	(2)
	12/31/2008	57	(5)
	2/6/2009	(506)	(6)
	2/6/2009	(90)	(6)
	2/12/2009	(307)	(6)

			Transaction
Name	Date	# of Shares	Footnote

	2/12/2009	(477)	(6)
	2/23/2009	(1,023)	(4)
	2/23/2009	(657)	(4)
	2/23/2009	(827)	(4)
	2/23/2009	(176)	(4)
	2/24/2009	6,695	(1)
	2/24/2009	2,520	(2)
Stelios Papadopoulos, Ph.D.	7/9/2008	2,050	(2)
	7/9/2008	5,700	(1)
	7/9/2008	35,000	(1)
Cecil B. Pickett, Ph.D.	10/2/2007	(18,704)	(6)
	2/12/2008	27,000	(2)
	2/12/2008	(9,773)	(6)
	7/22/2008	(5,000)	(4)
	7/22/2008	(9,054)	(4)
	7/22/2008	(9,054)	(4)
	7/23/2008	(5,054)	(4)
	10/2/2008	(18,704)	(6)
	2/4/2009	(8,698)	(4)
	2/24/2009	30,000	(2)
	2/24/2009	(12,525)	(6)
Brian S. Posner	7/23/2008	35,000	(1)
	7/23/2008	1,750	(2)
	7/23/2008	4,900	(1)
Bruce R. Ross	5/31/2007	4,600	(2)
	5/31/2007	11,900	(1)
	5/31/2007	(1,500)	(4)
	7/24/2007	5,000	(3)
	7/24/2007	(5,000)	(4)
	7/25/2007	5,000	(3)
	7/25/2007	(5,000)	(4)
	8/15/2007	6,250	(3)
	8/15/2007	(6,250)	(4)
	8/24/2007	6,250	(3)
	8/24/2007	(6,250)	(4)
	6/4/2008	(200)	(4)
	6/4/2008	(20)	(4)
	6/4/2008	(200)	(4)
	6/4/2008	(200)	(4)
	6/4/2008	(400)	(4)
	6/4/2008	(20)	(4)
	6/4/2008	(500)	(4)
	6/4/2008	(100)	(4)
	6/4/2008	(100)	(4)

			Transaction
Name	Date	# of Shares	Footnote

	6/4/2008	(100)	(4)
	6/19/2008	2,050	(2)
	6/19/2008	2,050	(2)
	6/19/2008	5,700	(1)
	6/19/2008	5,700	(1)
Lynn Schenk	10/15/2007	63,000	(3)
	10/15/2007	(63,000)	(4)
	7/9/2008	5,700	(1)
	7/9/2008	2,050	(2)
Phillip A. Sharp, Ph.D.	4/8/2008	100,000	(3)
	4/8/2008	(100,000)	(4)
	7/9/2008	2,050	(2)
	7/9/2008	5,700	(1)
	7/21/2008	(72,500)	(4)
William Sibold	3/30/2007	601	(5)
	4/23/2007	(113)	(4)
	5/1/2007	(81)	(6)
	5/1/2007	(127)	(6)
	5/7/2007	446	(3)
	5/7/2007	(446)	(4)
	6/1/2007	9,000	(2)
	6/27/2007	1,990	(3)
	6/27/2007	(1,990)	(4)
	6/27/2007	3,980	(3)
	6/27/2007	(3,980)	(4)
	6/29/2007	133	(5)
	7/24/2007	5,031	(3)
	7/24/2007	(5,031)	(4)
	10/15/2007	3,900	(3)
	10/15/2007	(3,900)	(4)
	11/1/2007	8,700	(1)
	11/1/2007	3,400	(2)
	12/31/2007	1,990	(3)
	12/31/2007	(1,990)	(4)
	2/6/2008	(491)	(6)
	2/12/2008	(318)	(6)
	2/12/2008	6,190	(2)
	2/12/2008	17,350	(1)
	2/12/2008	(842)	(4)
	2/17/2008	(413)	(6)
	2/21/2008	(887)	(4)
	3/31/2008	440	(5)
	4/8/2008	450	(3)
	4/8/2008	(450)	(4)

			Transaction
Name	Date	# of Shares	Footnote

	4/8/2008	(734)	(4)
	4/8/2008	(682)	(4)
	5/1/2008	(81)	(6)
	5/1/2008	(127)	(6)
	5/8/2008	(172)	(4)
	5/8/2008	(273)	(4)
	6/1/2008	(953)	(6)
	6/4/2008	(2,047)	(4)
	6/5/2008	450	(3)
	6/5/2008	(450)	(4)
	6/30/2008	24	(5)
	7/22/2008	1,942	(3)
	7/22/2008	(1,942)	(4)
	7/30/2008	(440)	(4)
	9/2/2008	10,000	(2)
	11/1/2008	(361)	(6)
	11/6/2008	(773)	(4)
	2/6/2009	(504)	(6)
	2/11/2009	(829)	(4)
	2/12/2009	(656)	(6)
	2/12/2009	(318)	(6)
	2/19/2009	(682)	(4)
	2/19/2009	(1,408)	(4)
	2/24/2009	10,715	(1)
	2/24/2009	4,030	(2)
Elizabeth F. Woo	3/30/2007	452	(5)
	6/29/2007	211	(5)
	12/27/2007	(655)	(4)
	12/27/2007	(2,296)	(4)
	2/4/2008	1,700	(3)
	2/4/2008	(1,700)	(4)
	2/4/2008	8,240	(3)
	2/4/2008	(8,240)	(4)
	2/6/2008	(305)	(6)
	2/12/2008	6,610	(1)
	2/12/2008	2,360	(2)
	2/12/2008	(253)	(6)
	2/12/2008	(655)	(4)
	2/14/2008	3,564	(3)
	2/14/2008	(3,564)	(4)
	2/17/2008	(509)	(6)
	2/19/2008	(541)	(4)
	2/21/2008	1,091	(4)
	4/8/2008	2,156	(3)

			Transaction
Name	Date	# of Shares	Footnote

	4/8/2008	(2,156)	(4)
	4/8/2008	2,300	(3)
	4/8/2008	(2,300)	(4)
	4/10/2008	3,574	(3)
	4/10/2008	(3,574)	(4)
	7/21/2008	221	(3)
	7/21/2008	(221)	(4)
	7/22/2008	1,540	(3)
	7/22/2008	(1,540)	(4)
	7/22/2008	2,817	(3)
	7/22/2008	(2,817)	(4)
	8/1/2008	3,000	(2)
	2/6/2009	(365)	(6)
	2/11/2009	(595)	(4)
	2/12/2009	(250)	(6)
	2/12/2009	(285)	(6)
	2/19/2009	(537)	(4)
	2/19/2009	(508)	(4)
	2/24/2009	1,680	(2)
	2/24/2009	4,465	(1)
William D. Young	6/19/2008	5,700	(1)
	6/19/2008	2,050	(2)

(1)	Stock option grant.

(2)	Restricted stock unit grant.

(3)	Exercise of stock options pursuant to plans intended to comply with Rule 10b5-1.

(4)	Open market sale of common stock pursuant to plans intended to comply with Rule 10b5-1.

(5)	Purchase of common stock through employee stock purchase plan.

(6)	Payment of tax liability by withholding securities incident to vesting.

Miscellaneous Information Regarding Participants

Except as described in this Appendix B or the Proxy Statement, to our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix B or the Proxy Statement, to the best knowledge of the participants, none of their associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix B or the Proxy Statement, to our knowledge, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, put or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix B or the Proxy Statement, to our knowledge, none of the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix B or the Proxy Statement, to our knowledge, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

[DATE]

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION
PLEASE VOTE YOUR PROXY TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE YOUR PROXY.

€ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED €

W
H
I
T
E

P
R
O
X
Y
BIOGEN IDEC INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [ ], 2009
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Biogen Idec Inc. (the “Company”), dated [ ], 2009, in connection with the Company’s annual meeting of stockholders to be held on [ ], 2009 at 9:00 a.m., local time, at [ ], and does hereby appoint James C. Mullen, Paul J. Clancy and Susan H. Alexander, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2009 annual meeting of stockholders, and at any adjournment or postponement thereof.
The shares represented hereby will be voted as directed herein. In each case if no direction is indicated, such shares will be voted FOR the election of all of the nominees in Proposal 1 and FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. As to any other matter that may properly come before the meeting or any adjournment or postponement thereof, said proxy holders will vote in accordance with their best judgment.
This proxy may be revoked in writing any time prior to the voting thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.
(Continued and to Be Signed On Reverse Side.)

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Biogen Idec Inc.
common stock for the upcoming annual meeting of stockholders.
PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:
1.
Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-252-6915, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1345. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR
2.	Vote on the Internet—Access https://www.proxyvotenow.com/biib and follow the simple instructions. Please note, you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

   You may vote by telephone or on the Internet 24 hours a day 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
OR
3.
Vote by Mail—If you do not wish to vote by telephone or on the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Biogen Idec Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

€ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED €

The Board of Directors recommends a vote “FOR” all nominees in proposal 1.

1.	Election of directors*					INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL, WITH EXCEPTIONS” box and write the number(s) of the excepted nominee(s) in the space provided:

		FOR ALL	WITHHOLD FROM ALL	FOR ALL, WITH EXCEPTIONS
	01 – Lawrence C. Best 02 – Alan B. Glassberg 03 – Robert W. Pangia 04 – William D. Young	☐	☐	☐
The Board of Directors recommends a vote						The Board of Directors recommends a vote
“FOR” proposals 2 and 3.						“AGAINST” proposals 4 and 5.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐	4.	Shareholder proposal to amend the Company’s bylaws to fix the size of the Board at 13 members and remove the Board’s ability to change the size of the Board.	☐	☐	☐
3.	To approve amendments to the Company’s bylaws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	Shareholder proposal that the Company reincorporate from Delaware to North Dakota and elect to be subject to the North Dakota Publicly Traded Corporations Act.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, and at any adjournment or postponement thereof.

Date	, 2009

Signature

Signature (if jointly held)

Title

Please date and sign exactly as the name(s) appear(s) on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by an authorized person.